As filed with the Securities and Exchange Commission on July 31, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DEUTSCHE BANK AKTIENGESELLSCHAFT

(Exact name of Registrant as specified in its charter)

DEUTSCHE BANK CORPORATION

(Translation of Registrant’s name into English)

Federal Republic of Germany	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Taunusanlage 12

60325 Frankfurt am Main

Germany

+49-69-910-00

(Address and telephone number of Registrant’s principal executive offices)

Deutsche Bank Americas

c/o Office of the Secretary

60 Wall Street

New York, New York 10005

Attention: Peter Sturzinger

212-250-5591

(Name, address and telephone number of agent for service)

Copies to:

Deutsche Bank Aktiengesellschaft

Taunusanlage 12

60325 Frankfurt am Main

Germany

Attn: Legal Dept.

Ward A. Greenberg	John W. Banes
Cleary Gottlieb Steen & Hamilton LLP	Davis Polk & Wardwell London LLP
Main Tower	5 Aldermanbury Square
Neue Mainzer Strasse 52	London EC2V 7HR
60311 Frankfurt am Main	United Kingdom
Germany	+44 20 7418 1300
+49 69 97103-0

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), please check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering.    ☐

If this Form is a Registration Statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(5)	Proposed Maximum Aggregate Price per Unit(1)(5)	Proposed Maximum Aggregate Offering Price(1)(5)	Amount of Registration Fee(1)(5)
Ordinary Shares with no par value of Deutsche Bank Aktiengesellschaft	–	–	–	–
Tradable Subscription Rights to subscribe for Ordinary Shares of Deutsche Bank Aktiengesellschaft	–	–	–	–
Capital Securities of Deutsche Bank Aktiengesellschaft	–	–	–	–
Senior Debt Securities of Deutsche Bank Aktiengesellschaft Subordinated Debt Securities of Deutsche Bank Aktiengesellschaft	–	–	–	–
Warrants of Deutsche Bank Aktiengesellschaft Debt Warrants Equity Warrants Other Warrants(2)	–	–	–	–
Purchase Contracts of Deutsche Bank Aktiengesellschaft(3)	–	–	–	–
Units of Deutsche Bank Aktiengesellschaft(4)	–	–	–	–

(1)	This Registration Statement also relates to offers and sales of securities in connection with market-making transactions by and through certain affiliates of the Registrant, which may include Deutsche Bank Securities Inc. An unspecified aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices in U.S. dollars or equivalent thereof in foreign denominated coin or currency or currency units. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion, or exchange of other securities or that are represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all of the registration fee.

(2)	Warrants may be issued together with any of the debt securities, capital securities, ordinary shares, tradable subscription rights to subscribe for ordinary shares or purchase contracts registered hereby or any combination of such securities. Warrants may be offered to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: other securities of the Registrant, securities of any entity affiliated or unaffiliated with the Registrant, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items.

(3)	Purchase contracts may be issued together with any of the debt securities, capital securities or warrants registered hereby or any combination of such securities. Purchase contracts may be offered to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: other securities of the Registrant, securities of any entity affiliated or unaffiliated with the Registrant, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items.

(4)	Units may consist of any combination of the securities being registered hereby and debt obligations or other securities of the Registrant or an entity affiliated or not affiliated with the Registrant.

(5)	Pursuant to Rule 415(a)(6) of the Securities Act, this Registration Statement also relates to $9,021,424,425.00 aggregate amount of the registrant’s debt securities (the “Unsold Securities”) that were previously registered by the registrant on prior registration statements (333-184193, 333-162195, and 333-137902), but not sold as of the time of this Registration Statement. The aggregate registration fee of $471,492.22, which covered such Unsold Securities, was previously paid with the prior registration statements and will continue to apply to such Unsold Securities pursuant to Rule 415(a)(6).

Deutsche Bank Aktiengesellschaft

Ordinary Shares

Tradable Subscription Rights to Subscribe for Ordinary Shares

Capital Securities

Debt Securities

Warrants

Purchase Contracts

Units

We, Deutsche Bank Aktiengesellschaft, may, from time to time, offer any of the following securities:

•	ordinary shares of Deutsche Bank Aktiengesellschaft;

•	tradable subscription rights to subscribe for ordinary shares of Deutsche Bank Aktiengesellschaft;

•	subordinated capital securities, which we refer to as “capital securities;”

•

debt securities that may consist of senior or subordinated debt securities, including debt securities convertible into, exchangeable for, or linked to one or more of the following: other securities of Deutsche Bank Aktiengesellschaft, securities of any entity affiliated or unaffiliated with Deutsche Bank Aktiengesellschaft, indices, currencies, commodities, interest rates, intangibles, articles, goods or any other property, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items;

•

warrants or warrants in the form of subscription rights to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: other securities of Deutsche Bank Aktiengesellschaft, securities of any entity affiliated or unaffiliated with Deutsche Bank Aktiengesellschaft, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items;

•

purchase contracts to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: other securities of Deutsche Bank Aktiengesellschaft, securities of any entity affiliated or unaffiliated with Deutsche Bank Aktiengesellschaft, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items; and

•

units that may consist of any combination of ordinary shares, tradable subscription rights to subscribe for ordinary shares, capital securities, warrants, purchase contracts, debt securities issued by Deutsche Bank Aktiengesellschaft and debt obligations or other securities of Deutsche Bank Aktiengesellschaft or an entity affiliated or not affiliated with Deutsche Bank Aktiengesellschaft.

This prospectus describes the general terms of these securities and the general manner in which the securities will be offered. The specific terms of any securities offered will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which the securities will be offered. We will not use this prospectus to issue any securities unless it is attached to a prospectus supplement.

Claims for payment or, if applicable, delivery in respect of the capital securities, debt securities, warrants, purchase contracts and units may be written down, be converted or otherwise become subject to a Resolution Measure (as defined herein). You may lose part or all of your investment if any Resolution Measure becomes applicable to us. For more information regarding the potential imposition of Resolution Measures by our competent resolution authority, please see “Resolution Measures” herein, as well as the risk factors on page 12.

The ordinary shares of Deutsche Bank Aktiengesellschaft are listed on all the German stock exchanges (Frankfurt, Berlin, Düsseldorf, Hamburg, Hanover, Munich and Stuttgart) as well as the New York Stock Exchange, where the ordinary shares trade under the symbol “DB.” Unless stated otherwise in a prospectus supplement, we will not list the other securities offered hereunder on any securities exchange.

These securities may be offered directly or to or through underwriters, agents or dealers, including Deutsche Bank Securities Inc. The names of any underwriters, agents or dealers will be included in the applicable prospectus supplement.

Investing in the securities involves risks. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other U.S. or foreign governmental agency or instrumentality.

The date of this prospectus is July 31, 2015.

SUMMARY OF REGISTERED SECURITIES

Deutsche Bank Aktiengesellschaft, which we also refer to as the “Bank” or “we,” may offer any of the following securities: ordinary shares, tradable subscription rights to subscribe for ordinary shares, subordinated capital securities, debt securities, warrants, purchase contracts and units. The following summary describes these securities in general terms only. You should read the summary together with the more detailed information contained in the rest of this prospectus and the applicable prospectus supplement.

Ordinary Shares	We may offer ordinary shares.

Tradable

Subscription

Rights

We may issue tradable subscription rights that would entitle the holders to subscribe for ordinary shares. We will provide one or more prospectus supplements that describe the specific terms of any subscription rights offering, including, as applicable, the title of the subscription rights; the exercise price for the subscription rights; the number of subscription rights issued; the record date, if any, to determine who is entitled to the subscription rights and the ex-rights date; the date on which the exercise of the subscription rights will commence, and the date on which the rights will expire; information regarding the trading of the subscription rights, including the stock exchanges, if any, on which the subscription rights will be tradable; and any other terms of the subscription rights, including terms, procedures and limitations relating to the exercise of the subscription rights.

Capital Securities	We may issue subordinated capital securities, which we refer to as “capital securities.” We will provide one or more prospectus supplements that describe:

•	whether the capital securities will be issued by Deutsche Bank AG directly or through one of its branches;

•	the specific designation;

•	whether the capital securities qualify for regulatory capital treatment as additional tier 1 capital or otherwise;

•

the ranking of the capital securities relative to our other outstanding securities, including to what extent they may rank junior in right of payment to other of our obligations or in any other manner;

•	the aggregate principal amount, purchase price and denomination;

•	the currency in which the capital securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	whether the capital securities have a scheduled maturity, and if so, the date of maturity;

•	the interest rate or rates or the method by which the interest rate or rates, if any, will be determined and under what circumstances interest is payable;

•	the date from which interest accrues and the interest payment dates, if any;

•	provisions, if any, for the cancellation of all or any portion of any interest payment at our discretion or under other circumstances;

•	limitations, if any, on our ability to pay principal or interest in respect of the capital securities, including situations in which we may be prohibited from making such payments;

•

provisions, if any, for write-downs (and related write-ups, if any) in the principal amount of the capital securities and the effect, if any, of such write-downs (and related write-ups, if any) on interest payable on such capital securities;

•	the place or places for payment of the principal of and any premium, if any, and/or interest, if any, on the capital securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•

any terms on which the capital securities may or will be converted at our option or otherwise into ordinary shares or other securities of ours, which we refer to as “Conversion Securities,” and, if so, the nature and terms of the Conversion Securities into which such capital securities are convertible and any additional or other provisions relating to such conversion, including any triggering event that may give rise to such conversion (which may include, but shall not be limited to, certain regulatory capital events) and the terms upon which such conversion should occur;

•

whether we may conduct an offer of Conversion Securities after any conversion of the capital securities in order to deliver cash proceeds to holders of capital securities in lieu of the Conversion Securities and the terms upon which any such offer should occur;

•	any terms relating to the adjustment of the ratio of the capital securities to the Conversion Securities into which such capital securities may be converted;

•

whether we will issue the capital securities in registered form or bearer form or both and, if we are offering capital securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those capital securities in bearer form;

•	whether we will issue the capital securities in global (i.e., book-entry) or definitive (i.e., certificated) form and under what terms and conditions;

•

the terms on which holders of the capital securities may convert or exchange them into or for one or more securities of ours or entities that are or are not affiliated with us, a basket or baskets of those securities, other property, or any combination of, or the cash value of, any of the foregoing; the terms on which conversion or exchange may occur, including whether exchange is mandatory, at the option of the holder or at our option; the period during which exchange may occur; the initial exchange price or rate; and the circumstances or manner in which the amount of securities or other property, or any combination thereof, deliverable upon exchange, or the cash value thereof, may be adjusted;

•

information as to the methods for determining the amount of principal, premium, if any, and/or interest payable on any date and/or currencies, commodities or securities of ours or entities that are or are not affiliated with us, the basket or baskets of those currencies, commodities or securities, or the index or indices of those currencies, commodities or securities, or interest rates, or intangibles, articles, goods or any other property, or any other financial or economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances, to which the amount payable on that date is linked;

•	the identity of any agents for the capital securities, including the trustee, depositaries, authenticating or paying agents, transfer agents, registrars, determination or other agents;

•	the proposed listing, if any, of the capital securities on any securities exchange;

•	whether the capital securities are to be sold separately or with other securities as part of units; and

•	any other specific terms of the capital securities and any terms required by or advisable under applicable laws or regulations.

The capital securities will be issued under the capital securities indenture dated November 6, 2014 among us, as issuer, The Bank of New York Mellon, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, calculation agent, transfer agent and registrar and authenticating agent, and the supplements thereto. We may amend, restate or replace the capital securities indenture from time to time. The capital securities indenture that governs our capital securities does not limit the amount of additional indebtedness that we or any of our subsidiaries may incur. We have summarized the general features of the capital securities indenture under the heading “Description of Capital Securities.” We encourage you to read the capital securities indenture, which is an exhibit to our registration statement, and the supplements thereto, which will be included as exhibits to our registration statement.

The capital securities will constitute our unsecured and subordinated obligations, ranking pari passu among themselves. In the event of our dissolution, liquidation, insolvency or composition, or other proceedings for the avoidance of insolvency of, or against, us, the obligations under the capital securities will be fully subordinated to the claims of our unsubordinated creditors, the claims under our Tier 2 instruments (within the meaning of the CRR), and the claims specified in Section 39 (1) nos. 1 to 5 of the German Insolvency Statute (Insolvenzordnung) so that in any such event no amounts will be payable in respect of the capital securities until the claims of such unsubordinated creditors, the claims under such Tier 2 instruments, and the claims specified in Section 39 (1) nos. 1 to 5 of the German Insolvency Statute have been satisfied in full. Subject to this subordination provision, we may satisfy our obligations under the capital securities also from our other distributable assets (freies Vermögen). The capital securities will be subject to Resolution Measures, as defined under “Resolution Measures” below.

“CRR” means Regulation (EU) No 575/2013 of the European Parliament and the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 (including any provisions of regulatory law supplementing this Regulation); to the extent that any provisions of the CRR are amended or replaced, the term CRR as used in the capital securities indenture and the capital securities also refer to such amended provisions or successor provisions.

Our payment obligations under the capital securities will rank pari passu with the claims against us under the support undertakings, subordinated guarantees and issuances listed in the applicable prospectus supplement.

Debt Securities	We may issue senior and subordinated debt securities. We will provide one or more prospectus supplements that describe:

•	whether the debt securities will be issued by Deutsche Bank AG, directly or through one of its branches;

•	the specific designation;

•	whether the debt securities are senior or subordinated;

•

the ranking of the subordinated debt securities relative to our other outstanding securities, including to what extent they may rank junior in right of payment to other of our obligations or in any other manner;

•	whether the debt securities qualify for regulatory capital treatment and if so, the category of capital for which they qualify;

•	the aggregate principal amount, purchase price and denomination;

•	the currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	the date of maturity (and any provisions relating to extending or shortening the maturity date);

•	the interest rate or rates or the method by which the calculation agent (identified in the prospectus supplement) will determine the interest rate or rates, if any;

•	the date from which interest accrues and the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium, if any, and/or interest, if any, on the debt securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of maturity thereof;

•

whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

•	whether we will issue the debt securities in global (i.e., book-entry) or definitive (i.e., certificated) form and under what terms and conditions;

•

whether the securities are convertible or exchangeable securities and the terms on which holders of the debt securities may exchange them into or for one or more securities of ours or other entities or other property, or the cash value thereof, and the specific terms of and period in which such conversion or exchange may be made;

•

if the amount of principal, premium, if any, and/or interest payable on any date may be determined with respect to any currencies, commodities or securities of us or other entities, the basket or baskets of those currencies, commodities or securities, or the index or indices of those currencies, commodities or securities, or interest rates, or intangibles, articles, goods or any other property, or any other financial or economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances, the manner in which such amounts will be determined;

•	the identity of any agents for the debt securities, including the trustee, depositaries, authenticating or paying agents, transfer agents, registrars, determination or other agents;

•	the proposed listing, if any, of the debt securities on any securities exchange;

•	whether the debt securities are to be sold separately or with other securities as part of units; and

•	any other specific terms of the debt securities and any terms required by or advisable under applicable laws or regulations.

The senior debt securities will be issued under the senior indenture dated November 22, 2006 among us, as issuer, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, issuing agent, authenticating agent and registrar, as supplemented by the first supplemental senior indenture dated as of March 7, 2014 and the second supplemental senior indenture dated as of January 1, 2015. The subordinated debt securities will be issued under a subordinated indenture dated May 21, 2013 among us, as issuer, Wilmington Trust, National Association, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, transfer agent and registrar and authenticating agent, and the supplements thereto. We may amend, restate or replace the senior indenture and/or the subordinated debt indenture from time to time. The indentures that govern our debt securities do not limit the amount of additional indebtedness that we or any of our subsidiaries may incur. We have summarized the general features of the indentures under the heading “Description of Debt Securities.” We encourage you to read the senior indenture (together with the supplements thereto) and the subordinated indenture, which are exhibits to our registration statement, and the supplements to the subordinated indenture, which will be included as exhibits to our registration statement.

The senior debt securities will be our direct, unconditional, unsecured and unsubordinated obligations and will rank on parity with the claims of all our other unsecured creditors other than those claims which are expressly preferred by law of the jurisdiction of our incorporation or, in the case of senior debt securities issued by Deutsche Bank AG through a branch, the law of the jurisdiction where the branch is established. The senior debt securities will be subject to Resolution Measures, as defined under “Resolution Measures” below.

For each of our future issuances of subordinated debt securities, we intend to amend the subordinated indenture (via the relevant supplemental subordinated indenture or otherwise) to state that the subordinated debt securities will be our direct, unconditional, unsecured and subordinated obligations and will be subordinate to the claims of our unsubordinated creditors and will rank at least on parity with the claims of the holders of all our other subordinated indebtedness, except as otherwise provided by applicable law or the terms of any such other indebtedness, and in particular, they will rank in priority to the claims of the holders of any of our subordinated indebtedness that by its express terms is stated to rank junior to the subordinated debt securities. The subordinated debt securities will be subject to Resolution Measures, as defined under “Resolution Measures” below.

Warrants

We may offer warrants to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: securities issued by us or by an entity affiliated or not affiliated with us, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items.

In a prospectus supplement, we will inform you of the exercise price and describe other specific terms of the warrants, including whether we will satisfy our obligations, if any, or you will satisfy your obligations, if any, under the warrants by delivering or purchasing the underlying securities, commodities, currencies or instruments, or their cash value. The warrants are our unsecured contractual obligations and will rank on parity with our other unsecured contractual obligations and with our unsecured and unsubordinated debt obligations, other than those claims which are expressly preferred by law of the jurisdiction of our incorporation or, in the case of warrants issued by Deutsche Bank AG through a branch, the law of the jurisdiction where the branch is established. Warrants will be subject to Resolution Measures, as defined under “Resolution Measures” below.

Purchase

Contracts

We may offer purchase contracts to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: securities issued by us or by an entity affiliated or not affiliated with us, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items.

In a prospectus supplement, we will describe the specific terms of the purchase contracts, including whether we will satisfy our obligations, if any, or you will satisfy your obligations, if any, under the purchase contracts by delivering or purchasing the underlying securities, commodities, currencies or instruments, or their cash value. Purchase contracts will not be contractually subordinated in priority of payment to our senior obligations.

Units

We may offer as units any combination of ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, capital securities, debt securities issued by us, and debt obligations or other securities of an entity affiliated or not affiliated with us. In a prospectus supplement, we will describe the particular combination of ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, capital securities and debt securities issued by us, or debt obligations or other securities of an entity affiliated or not affiliated with us, constituting any units and any other specific terms of the units. Units will not be contractually subordinated in priority of payment to our senior obligations.

Resolution

Measures

Under the relevant resolution laws and regulations as applicable to us from time to time, the capital securities, debt securities and warrants may be subject to the powers exercised by our competent resolution authority to:

•

write down, including write down to zero, the claims for payment of the principal amount, the interest amount or any other amount or, if applicable, claims for delivery of any property in respect of the capital securities, debt securities or warrants;

•	convert the capital securities, debt securities or warrants into ordinary shares or other instruments qualifying as core equity tier 1 capital; and/or

•

apply any other resolution measure, including, but not limited to, (i) any transfer of the capital securities, debt securities or warrants to another entity, (ii) the amendment of the terms and conditions of the capital securities, debt securities or warrants or (iii) the cancellation of the capital securities, debt securities or warrants.

We refer to each of these measures as a “Resolution Measure.” Resolution Measures include, among others, the measures generally referred to within the meaning of the “bail-in tool” under the European directive of May 15, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms. For the avoidance of doubt, any non-payment or, if applicable, non-delivery by us arising out of any such Resolution Measure will not constitute a failure by us under the terms of the capital securities, debt securities or warrants, the capital securities indenture, the senior indenture, the subordinated indenture or the warrant agreement, as applicable, to make a payment of principal of, interest on, or other amounts owing under or, if applicable, delivery owing under the capital securities, debt securities or warrants. By acquiring the capital securities, debt securities and warrants, you will be bound by and will be deemed to consent to the imposition of any Resolution Measure by our competent resolution authority. As a result, you would have no claim or other right against us arising out of any Resolution Measure. In addition, by your acquisition of the capital securities, debt securities or warrants, you waive (in the case of the capital securities and the debt securities to the fullest extent permitted by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”)) any and all claims against the relevant trustee, the relevant agents or the warrant agent (as may be applicable from time to time), and agree not to initiate a suit against the relevant trustee, the relevant agents or the warrant agent in respect of, and agree that the relevant trustee, the relevant agents or the warrant agent will not be liable for, any action that the relevant trustee, the relevant agents or the warrant agent takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by our competent resolution authority with respect to the capital securities, debt securities or warrants. Accordingly, you may have limited or circumscribed rights to challenge any decision of our competent resolution authority to impose any Resolution Measure. For more information, please see the sections “Resolution Measures” and “Risk Factors” of this prospectus.

The application of any Resolution Measure to the purchase contracts and units will be described in the applicable prospectus supplement we will file in connection with such issuance.

Form

We may issue ordinary shares, tradable subscription rights to subscribe for ordinary shares, capital securities, debt securities, warrants, purchase contracts and units, in each case in fully registered form or in bearer form and, in either case, in definitive form or global form.

Terms Specified in

Prospectus

Supplements

When we decide to sell particular securities, we will provide a prospectus supplement describing the securities offering and the specific terms of the securities. You should carefully read this prospectus and the applicable prospectus supplement.

We will offer our ordinary shares, tradable subscription rights to subscribe for ordinary shares, capital securities, debt securities, warrants, purchase contracts and units to investors on terms determined by market and other conditions. Our securities may be sold for U.S. dollars or foreign currency. Principal of, and any premium or interest on, capital securities and debt securities and cash amounts payable under warrants or purchase contracts may be payable in U.S. dollars or foreign currency, as we specifically designate in the related prospectus supplement.

Any prospectus supplement we provide will include the name of and compensation to each dealer, underwriter or agent, if any, involved in the sale of the securities being offered and the managing underwriters for any securities sold to or through underwriters. Any underwriters, including managing underwriters, dealers or agents in the United States may include Deutsche Bank Securities Inc. or other affiliates of ours.

Branches

We may act directly through our principal office in Frankfurt or through one of our branch offices, such as our London branch, our New York branch, or such other branch as specified in the applicable prospectus supplement.

Conflicts of

Interest

To the extent an offering of the securities will be distributed by Deutsche Bank Securities Inc. or any other U.S. broker-dealer affiliate of the Bank, each such offering of securities must be conducted in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc., or “FINRA,” regarding a FINRA member firm’s distribution of securities of affiliates. See “Plan of Distribution — Conflicts of Interest.”

ABOUT THIS PROSPECTUS

References in this prospectus to the “Bank,” “we,” “our,” “us” or “Deutsche Bank AG” refer to Deutsche Bank Aktiengesellschaft (including, as the context may require, acting through one of its branches) and, unless the context requires otherwise, will include our other consolidated subsidiaries. In the sections of this prospectus entitled “Description of Ordinary Shares,” “Description of Tradable Subscription Rights to Subscribe for Ordinary Shares,” “Description of Capital Securities,” “Description of Debt Securities,” “Description of Warrants,” “Description of Purchase Contracts” and “Description of Units references to “Bank,” “we,” “our,” “us” or “Deutsche Bank AG” refer to Deutsche Bank Aktiengesellschaft (including, as the context may require, acting through one of its branches), as issuer of the securities described in such sections.

References to “you” or “your” mean those who invest in the securities being offered, whether they are the direct holders or owners of beneficial interests in those securities. References to “holders” mean those who own securities registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in securities issued in book-entry form through The Depository Trust Company or another depositary or in securities registered in street name. Owners of beneficial interests in the securities should read the section entitled “Forms of Securities.”

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “Commission” or “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in the prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. A prospectus supplement may add, modify or replace information contained in this prospectus. If a prospectus supplement is inconsistent with this prospectus, the terms of the prospectus supplement will control. Therefore the statements made in this prospectus may not be the terms that apply to the securities you purchase. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” beginning on page 4 of this prospectus before purchasing any securities.

Following the initial distribution of an offering of securities, certain affiliates of ours may offer and sell those securities in the course of their businesses. Such affiliates may act as principal or agent in these transactions. This prospectus and the applicable prospectus supplement will also be used in connection with those transactions. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

References to “EUR,” “€” and “euros” are to the euro, the currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to the treaty establishing the European Community, as amended by the treaty on European Union. References to “USD,” “U.S. dollars,” “dollar” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, we file reports and other information with the SEC. You may read and copy these documents at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Copies of these materials can also be obtained from the Public Reference Room of the SEC at 100 F Street, NE, Room 1580, Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-732-0330 for further information about the Public Reference Room. The SEC also maintains an internet website that contains reports and other information regarding us that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at http://www.sec.gov. You can find information that we have filed with the SEC by reference to file number 001-15242.

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to “incorporate by reference” much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is an important part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. Current Reports on Form 6-K we furnish to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the report expressly states that it (or any such portion) is incorporated by reference in this prospectus or the registration statement of which this prospectus forms a part. We incorporate by reference in this prospectus:

(1)	Annual Report on Form 20-F of Deutsche Bank Aktiengesellschaft for the year ended December 31, 2014, filed on March 20, 2015, which we also refer to as our “2014 Form 20-F.”

(2)

Current Reports on Form 6-K of Deutsche Bank Aktiengesellschaft dated April 27, 2015, July 30, 2015 and July 31, 2015, in each case only to the extent expressed therein to be incorporated by reference into a then-effective registration statement of Deutsche Bank Aktiengesellschaft.

Upon request, we will provide to each person, including any beneficial owner to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus.

You may request, at no cost to you, a copy of these documents (other than exhibits thereto not specifically incorporated by reference) by writing or telephoning us at: Deutsche Bank AG, Taunusanlage 12, 60325 Frankfurt am Main, Germany, Attention: Investor Relations (Telephone: +49-69-910-00). Certain of these documents can also be obtained on our website http://www.deutsche-bank.com/ir under “Reporting and Events — Reports — SEC Filings.” Reference to this “uniform resource locator” or “URL” is made as an inactive textual reference for informational purposes only. Other information found at this website is not incorporated by reference in this document.

USE OF NON-GAAP FINANCIAL MEASURES

This document contains or incorporates by reference non-GAAP financial measures. Non-GAAP financial measures are measures of our historical or future performance, financial position or cash flows that contain adjustments that exclude or include amounts that are included or excluded, as the case may be, from the most directly comparable measure calculated and presented in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and as endorsed by the European Union (“EU”) in our financial statements.

Descriptions of non-GAAP financial measures we use and the adjustments made to the most directly comparable IFRS financial measures to obtain them are set forth in our 2014 Form 20-F and the other documents incorporated by reference herein.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplements, including the information incorporated by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements are statements that are not historical facts, including statements about our beliefs and expectations. We use words such as “believe,” “anticipate,” “expect,” “intend,” “seek,” “estimate,” “project,” “should,” “potential,” “reasonably possible,” “plan,” “aim” and similar expressions to identify forward-looking statements. In addition, we may from time to time make forward-looking statements in our periodic reports to the SEC on Forms 20-F and 6-K, annual and interim reports, invitations to annual shareholders’ meetings and other information sent to shareholders, offering circulars and prospectuses, press releases and other written materials. Our Management Board, Supervisory Board, officers and employees may also make oral forward-looking statements to third parties, including financial analysts.

Such forward-looking statements may include, without limitation, statements relating to the following:

•	the potential development and impact on us of economic and business conditions and the legal and regulatory environment to which we are subject;

•	the implementation of our strategic initiatives and other responses to the conditions and environment referenced above;

•	the aspirations and targets we have announced in connection with our “Strategy 2020”;

•	the measures we intend to implement in connection with our “Strategy 2020”;

•	the development of aspects of our results of operations;

•	our expectations of the impact of risks that affect our business, including the risks of losses on our trading processes and credit exposures; and

•	other statements relating to our future business development and economic performance.

By their very nature, forward-looking statements involve risks and uncertainties, both general and specific. We base these statements on our current plans, estimates, projections and expectations. You should therefore not place too much reliance on them. Our forward-looking statements speak only as of the date we make them, and we undertake no obligation to update any of them in light of new information or future events.

We caution you that a number of important factors could cause our actual results to differ materially from those we describe in any forward-looking statement. These factors include, among others, the following:

•	the potential development and impact on us of economic and business conditions;

•	other changes in general economic and business conditions;

•	changes and volatility in currency exchange rates, interest rates and asset prices;

•	changes in governmental policy and regulation, including measures taken in response to economic, business, political and social conditions;

•	changes in our competitive environment;

•	the success of our acquisitions, divestitures, mergers and strategic alliances;

•

our success in implementing our strategic initiatives, including our “Strategy 2020”, and other responses to economic and business conditions and the legal and regulatory environment and realizing the benefits anticipated therefrom;

•	the impact on us of litigation, investigations and regulatory enforcement actions to which we are or may in the future become subject; and

•

other factors, including those we refer to in “Item 3: Key Information — Risk Factors” of our 2014 Form 20-F and elsewhere in the 2014 Form 20-F, this prospectus and any prospectus supplements, and others to which we do not refer.

RISK FACTORS

Your investment in the securities will involve certain risks. You should consider carefully the following risk factors together with the risk information contained in the relevant prospectus supplement, the relevant product supplement and the relevant pricing supplement before you decide that an investment in the securities is suitable for you.

For a discussion of the risk factors affecting Deutsche Bank AG and its business, see “Item 3: Key Information — Risk Factors” of the 2014 Form 20-F and our current and periodic reports filed with the Securities and Exchange Commission that are incorporated by reference into this prospectus. The following risk factors are additional to the risk factors included in that Form 20-F and those reports.

Securities May Be Subject to Resolution Measures

The securities may become subordinated to the claims of other creditors, be written down, be converted or become subject to other resolution measures. You may lose part or all of your investment if any such measure becomes applicable to us.

On May 15, 2014, the European Parliament and the Council of the European Union published a directive for establishing a framework for the recovery and resolution of credit institutions and investment firms (commonly referred to as the “Bank Recovery and Resolution Directive”). The Bank Recovery and Resolution Directive required each member state of the European Union to adopt and publish by December 31, 2014 the laws, regulations and administrative provisions necessary to comply with the Bank Recovery and Resolution Directive. To implement the Bank Recovery and Resolution Directive, Germany adopted the Recovery and Resolution Act (Sanierungs- und Abwicklungsgesetz, or the “Resolution Act”), which became effective on January 1, 2015.

Pursuant to the Resolution Act, the capital securities, debt securities and warrants are subject to the powers exercised by our competent resolution authority to write down, including write down to zero, the claims for payment of the principal, interest or any other amount in respect of the capital securities, debt securities and warrants, to convert the capital securities, debt securities or warrants into ordinary shares or other instruments qualifying as core equity tier 1 capital, or to apply any other resolution measure including (but not limited to) a transfer of the capital securities, debt securities or warrants to another entity, an amendment to the terms and conditions of the capital securities, debt securities or warrants or a cancellation of the capital securities, debt securities or warrants. We refer to each of these measures pursuant to German and European law as applicable to us from time to time in effect, as a “Resolution Measure.” Resolution Measures include, among others, the measures generally referred to within the meaning of the “bail-in tool” under the Bank Recovery and Resolution Directive as implemented by the Resolution Act. Our competent resolution authority will have to exercise its powers in a way that results in (i) common equity tier 1 capital instruments (such as ordinary shares of Deutsche Bank AG) being written down first in proportion to the relevant losses, (ii) thereafter, the principal amount of other capital instruments (additional tier 1 capital instruments, such as those potentially issued under the capital securities indenture, and tier 2 capital instruments, such as those potentially issued under the subordinated indenture) being written down on a permanent basis or converted into common equity tier 1 capital instruments in accordance with their order of priority and (iii) thereafter, eligible liabilities – such as those under the senior debt securities and warrants – being written down in accordance with a set order of priority. We expect additional Resolution Measures to become applicable to us when the European regulation of July 15, 2014 relating to the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund (commonly referred to as the “SRM Regulation”) becomes effective on January 1, 2016.

On May 26, 2015, the German Federal Government published a draft bill of a Resolution Mechanism Act (Abwicklungsmechanismusgesetz). One of this law’s primary purposes would be to conform German law to the SRM Regulation. In addition, the draft bill proposes that in the event of an insolvency proceeding senior unsecured debt instruments would by operation of law rank junior to all other outstanding unsecured unsubordinated obligations, but in priority to all contractually subordinated instruments. The proposed subordination would not apply if the terms of the senior unsecured debt instruments provide that (i) the repayment amount depends on the occurrence or non-occurrence of a future event, or will be settled in kind, or (ii) the interest amount depends on the occurrence or non-occurrence of a future event, unless it depends solely on a fixed or variable reference interest rate and will be settled in cash. Instruments that are typically traded on money markets would not be subject to the proposed subordination. The proposed order of priorities would apply to insolvency proceedings commenced on or after January 1, 2016. If enacted, the proposed subordination of senior unsecured debt instruments could apply to senior debt securities, warrants, purchase contracts and units issued hereunder, which would most likely result in a larger share of loss being allocated to these instruments in the event of an insolvency proceeding or the imposition of any Resolution Measures by the competent resolution authority. The final version of the Resolution Mechanism Act may provide for additional Resolution Measures that may become applicable to us.

Furthermore, if we become subject to German insolvency proceedings, the relevant trustee and the holders of our debt securities that are subordinated by operation of law will have no right to file a claim against us unless the competent insolvency court allows the filing of subordinated claims.

You would have no claim or other right against us arising out of any subordination or other Resolution Measure, and we would have no obligation to make payments under the capital securities, debt securities or warrants following the imposition of a Resolution Measure. In particular, the imposition of any Resolution Measure will not constitute a default or an event of default under the capital securities, debt securities or warrants or the capital securities indenture, senior indenture or subordinated indenture or give you any other right to accelerate or terminate the capital securities, debt securities or warrants. Imposition of a Resolution Measure would likely occur if we become, or are deemed by our competent supervisory authority to have become, “non-viable” (as defined under the then applicable law) and are unable to continue our regulated banking activities without a Resolution Measure becoming applicable to us.

There is some uncertainty as to what protections, if any, will be available to holders of securities that are subject to a Resolution Measure and to the additional resolution powers that are anticipated to be granted to our competent resolution authority. Under the Resolution Act, there are certain limited judicial proceedings available to challenge any resolution measures taken by our competent resolution authority. Limited judicial proceedings to challenge resolution measures under European regulation (including possible proceedings before the European Court of Justice) may also be available. However, it remains unclear what remedies may be available to holders commencing such proceedings. In addition, by your acquisition of the capital securities, debt securities or warrants, you waive (in the case of the capital securities and the debt securities, to the fullest extent permitted by the Trust Indenture Act) any and all claims against the relevant trustee, the relevant agents or the warrant agent (as may be applicable from time to time), and agree not to initiate a suit against the relevant trustee, the relevant agents or the warrant agent in respect of, and agree that the relevant trustee, the relevant agents or the warrant agent will not be liable for, any action that the relevant trustee, the relevant agents or the warrant agent takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by our competent resolution authority with respect to the capital securities, debt securities or warrants. Accordingly, you may have limited or circumscribed rights to challenge any decision of our competent resolution authority to impose any Resolution Measure. The application of any Resolution Measure to the purchase contracts and units will be described in the applicable prospectus supplement we will file in connection with such issuance.

The extent to which the principal amount of, or other amount payable with respect to, any of the securities may be subject to a Resolution Measure may depend on a number of factors that may be outside our control, and it will be difficult to predict when, if at all, a Resolution Measure might become applicable to us in our individual case. Accordingly, secondary market trading in any of the securities may not follow the trading behavior associated with other types of securities issued by other financial institutions that may be or have been subject to a Resolution Measure. You may lose part or all of your investment in the securities if a Resolution Measure becomes applicable to us, even though the capital securities, debt securities, warrants, purchase contracts and units are governed by New York law (other than their subordination provisions, if applicable, which are governed by German law).

A subordination to the claims of other creditors or other Resolution Measures may become applicable to the capital securities, debt securities and warrants by operation of law even in the absence of explicit provisions, acknowledgements or waivers in the terms of the securities.

A Resolution Measure may apply to us if we become, or are deemed by our competent supervisory authority to have become, “non-viable” (as defined under the then applicable law) and are unable to continue our regulated banking activities. Although only the senior debt securities and warrants initially issued by us on or after January 1, 2015 include a contractual acknowledgement from holders of securities that they are bound by and consent to the imposition of any Resolution Measure, implementation of the Resolution Act and any applicable supervisory law (including the SRM Regulation) may result in the Resolution Measures becoming applicable by operation of law to senior debt securities and warrants issued prior to January 1, 2015 or to securities not otherwise including a contractual acknowledgment despite the absence of explicit provisions, acknowledgements or waivers in the terms of such securities. If the Resolution Mechanism Act is enacted in the form as currently proposed in the draft bill published by the German Federal Government, certain senior unsecured debt instruments (such as the senior debt securities and warrants) would by operation of law become subordinated to the claims of other senior creditors, and the holders of such debt securities will have no right to file a claim against us unless the competent insolvency court allows the filing of subordinated claims. As a result, if a Resolution Measure becomes applicable to us, senior debt securities and warrants initially issued by us prior to January 1, 2015 or otherwise not including a contractual acknowledgment may be subject to such Resolution Measures and, by operation of law, written down, converted into ordinary shares or other instruments qualifying as core equity tier 1 capital, transferred to another entity, amended or cancelled. The precise effects on such securities that will result from the implementation of the Resolution Act, the Resolution Mechanism Act and the applicable supervisory law remain uncertain. You should consider the risk that you may lose some or all of your investment in such securities.

Exchange Rates and Exchange Controls May Affect the Securities’ Value or Return

Securities involving foreign currencies are subject to general exchange rate and exchange control risks.

An investment in a security that is denominated or payable in, or the payment of which is linked to the value of, currencies other than U.S. dollars entails significant risks. These risks include the possibility of significant changes resulting from market changes in rates of exchange between the U.S. dollar and the relevant foreign currencies and the possibility of the imposition or modification of exchange controls by governments. These risks generally depend on market forces and economic and political events over which we have no control.

Exchange rates will affect your investment.

In recent years, rates of exchange between U.S. dollars and some foreign currencies have been highly volatile and this volatility may continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur while you are a holder of any security. Depreciation against the U.S. dollar of the currency in which a security is payable would result in a decrease in the effective yield of the security below its interest rate, if any, and could result in an overall loss to you on a U.S. dollar basis. In addition, depending on the specific terms of a currency-linked security, changes in exchange rates relating to any of the relevant currencies could result in a decrease in its effective yield and in your loss of all or a substantial portion of the value of that security.

We have no control over exchange rates.

Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time, governments may use a variety of techniques, such as intervention by a country’s central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these governmental actions could adversely affect the U.S. dollar-equivalent yields or payouts for securities denominated or payable in currencies other than U.S. dollars and currency-linked securities.

We will not make any adjustment or change in the terms of the securities in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any applicable foreign currency. You will bear those risks.

Some foreign currencies may become unavailable.

Governments have imposed from time to time, and may in the future impose, exchange controls that could also affect the availability of a specified foreign currency. Even if there are no actual exchange controls, it is possible that the applicable currency for any security not denominated in U.S. dollars would not be available when payments on that security are due.

Alternative payment method used if payment currency becomes unavailable.

If a payment currency is unavailable, we would make required payments in U.S. dollars on the basis of the market exchange rate.

Currency Conversions May Affect Payments on Some Securities.

The applicable pricing supplement may provide for payments on a non-U.S. dollar denominated security to be made in U.S. dollars or payments on a U.S. dollar denominated security to be made in a currency other than U.S. dollars. In these cases, the exchange rate agent identified in the pricing supplement will convert the currencies. You will bear the costs of conversion through deductions from those payments.

Exchange Rates May Affect the Value of a New York Judgment Involving Non-U.S. Dollar Securities.

The securities generally will be governed by and construed in accordance with the laws of the State of New York. Unlike many courts in the United States outside the State of New York, the courts in the State of New York customarily enter judgments or decrees for money damages in the foreign currency in which the securities are denominated. These amounts would then be converted into U.S. dollars at the rate of exchange in effect on the date the judgment or decree is entered. You would bear the foreign currency risk during litigation.

Additional risks specific to particular securities will be described in the applicable pricing supplement.

Exchange Rates

Our financial statements are expressed in euro, which is Germany’s currency. For convenience, we translate some amounts denominated in euro appearing in certain documents incorporated by reference herein into U.S. dollars. Fluctuations in the exchange rate between the euro and the U.S. dollar will affect the U.S. dollar equivalent of the euro amounts expressed in our financial statements and elsewhere. Past fluctuations in foreign exchange rates may not necessarily be predictive of future fluctuations.

The following table shows the period-end, high and low exchange rates for the euro, as reported by Bloomberg.

in U.S. $ per €	Period-end	High	Low
2015:
July (through July 30)	1.0932	1.1162	1.0825
June	1.1147	1.1359	1.0927
May	1.0986	1.1451	1.0873
April	1.1224	1.1224	1.0567
March	1.0731	1.1184	1.0496

DEUTSCHE BANK AKTIENGESELLSCHAFT

Deutsche Bank Aktiengesellschaft is a stock corporation organized under the laws of Germany registered in the Commercial Register of the District Court in Frankfurt am Main under registration number HRB 30 000. Our registered office is in Frankfurt am Main. We maintain our head office at Taunusanlage 12, 60325 Frankfurt am Main, Germany.

Deutsche Bank Aktiengesellschaft originated from the reunification of Norddeutsche Bank Aktiengesellschaft, Hamburg, Rheinisch-Westfälische Bank Aktiengesellschaft, Düsseldorf, and Süddeutsche Bank Aktiengesellschaft, Munich. Pursuant to the Law on the Regional Scope of Credit Institutions, these were disincorporated in 1952 from Deutsche Bank, which had been founded in 1870. The merger and the name were entered in the Commercial Register of the District Court Frankfurt am Main on May 2, 1957.

We are the parent company of a group consisting of banks, capital market companies, fund management companies, a real-estate finance company, installment financing companies, research and consultancy companies and other German and non-German companies. We offer a wide variety of investment, financial and related products and services to private individuals, corporate entities and institutional clients around the world.

We are one of the largest banks in Germany and one of the largest financial institutions in Europe and the world measured by total assets. As of June 30, 2015, on an unaudited basis, we had total assets of €1,694.2 billion, total liabilities of €1,618.4 billion and total shareholders’ equity of €70.8 billion, in each case on the basis of IFRS.

As of June 30, 2015, our share capital amounted to €3,530,939,215.36 million consisting of 1,379,273,131 ordinary shares of no par value, of which 1,378,935,393 were outstanding. The shares are fully paid up and in registered form. The shares are listed for trading and official quotation on all the German stock exchanges and are listed on the New York Stock Exchange.

Please refer to our 2014 Form 20-F and the other documents incorporated by reference herein for additional information and financial statements relating to us.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS

Deutsche Bank AG is a German stock corporation (Aktiengesellschaft or AG), and its registered office and most of its assets are located outside of the United States. In addition, most of the members of our Management Board (Vorstand), our Supervisory Board (Aufsichtsrat), our senior management and the experts named herein are residents of Germany and jurisdictions other than the United States. As a result, it may not be possible for you to effect service of process within the United States upon these individuals or upon us or to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against us in the United States. Awards of punitive damages in actions brought in the United States or elsewhere are generally not enforceable in Germany. In addition, actions brought in a German court against us or the members of our Management Board, Supervisory Board, our senior management and the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions; in particular, German courts generally do not award punitive damages. Litigation in Germany is also subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. Proceedings in Germany would have to be conducted in the German language, and all documents submitted to the court would, in principle, have to be translated into German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a German court predicated upon the civil liability provisions of the U.S. federal securities laws against us, the members of our Management Board, Supervisory Board, our senior management and the experts named in this prospectus. In addition, even if a judgment against our company, the non-U.S. members of our Management Board, Supervisory Board, senior management or the experts named in this prospectus based on the civil liability provisions of the U.S. federal securities laws is obtained, a U.S. investor may not be able to enforce it in U.S. or German courts.

RATIO OF EARNINGS TO FIXED CHARGES

The Statement re: Computation of Ratio of Earnings to Fixed Charges of Deutsche Bank AG for the periods ended June 30, 2015 and December 31, 2014, 2013, 2012, 2011 and 2010 included as Exhibit 99.3 to our Current Report on Form 6-K filed with the SEC on July 30, 2015 is hereby incorporated by reference.

CAPITALIZATION & INDEBTEDNESS

The Capitalization Table of Deutsche Bank AG as of June 30, 2015 included as Exhibit 99.2 to our Current Report on Form 6-K filed with the SEC on July 30, 2015 is hereby incorporated by reference.

USE OF PROCEEDS

We will use the net proceeds from the sale of the securities we offer by this prospectus for general corporate purposes, in connection with hedging our obligations under the securities, or for any other purposes described in the applicable prospectus supplement. General corporate purposes may include additions to working capital, investments in or extensions of credit to our subsidiaries and the repayment of indebtedness.

DESCRIPTION OF ORDINARY SHARES

For a summary of the material terms of our Articles of Association and applicable German corporate law in effect as of the date of this prospectus regarding our ordinary shares and the holders thereof, please refer to “Item 10: Additional Information — Memorandum and Articles of Association” in our 2014 Form 20-F. Our Articles of Association were most recently approved at the annual shareholders’ meeting held on May 21, 2015 and have been registered in the Commercial Register in Frankfurt am Main. This summary may not contain all of the information that is important to you. You should read the Articles of Association, which are incorporated herein by reference, to understand them fully.

Share Capital and Shares

As of June 30, 2015, our share capital amounted to €3,530,939,215.36 consisting of 1,379,273,131 no par value ordinary registered shares, each representing a notional par value of €2.56 in our share capital and carrying full dividend rights as from January 1, 2015. Thereof 337,738 ordinary shares, representing €1,063,009 of our share capital, were held by or on behalf of the Bank or one of its subsidiaries. All issued ordinary shares are fully paid up. Below is a reconciliation of the number of ordinary shares outstanding at the beginning of the year and as of June 30, 2015:

Number of ordinary shares	Total share capital issued and fully paid	Treasury shares (Shares held by or on behalf of the Bank or one of its subsidiaries)	Outstanding
Ordinary shares outstanding as of January 1, 2015	1,379,273,131	(260,182)	1,379,012,949

Capital increase	—	—	—
Ordinary shares issued under share-based compensation plans	—	—	—
Ordinary shares purchased for treasury	—	(182,191,365)	(182,191,365)
Ordinary shares sold or distributed from treasury	—	182,113,809	182,113,809

Ordinary shares outstanding as of June 30, 2015	1,379,273,131	(337,738)	1,378,935,393

According to our Articles of Association, all ordinary shares are issued in the form of registered shares. Shareholders are required to notify the Bank for registration in the share register and provide, in particular, where natural persons are concerned, their name, their address as well as their date of birth or, where legal persons are concerned, their registered name, their business address and their registered domicile, and in all cases the number of shares they hold. The entry in the Bank’s share register constitutes a prerequisite for attending and exercising voting rights at the shareholders’ meeting.

Stock Exchange Listing

Our shares have been admitted to the regulated market (Regulierter Markt) and the sub-segment of the regulated market with additional obligations arising from admission (Prime Standard) of the Frankfurt Stock Exchange (Frankfurter Wertpapierbörse) as well as to the regulated market of the six other German stock exchanges (Berlin, Düsseldorf, Hamburg, Hanover, Munich and Stuttgart). In addition, our shares are listed on the New York Stock Exchange.

Transferability of Shares

The transferability of our ordinary shares is not restricted by law or our Articles of Association.

Development of the Share Capital Since 2012

As of December 31, 2011, our share capital amounted to €2,379,519,078.40 and was divided into 929,499,640 ordinary registered shares with no par value. Since December 31, 2011, our share capital has developed as follows:

•

On April 30, 2013, we issued 90,000,000 shares (with full dividend rights for the year 2012 and without subscription rights) from our authorized capital created in 2011 and our share capital was accordingly increased by €230,400,000.00. The capital increase was registered in the Commercial Register on May 2, 2013. Following this capital increase, our registered share capital amounted to €2,609,919,078.40 and was divided into 1,019,499,640 ordinary registered shares with no par value.

•

On June 5, 2014, we issued 59,931,506 shares (with full dividend rights for the year 2014 and without subscription rights) from our authorized capital created in 2013 and our share capital was accordingly increased by €153,424,655.36. The new shares were issued to Paramount Services Holdings Ltd., an investment vehicle ultimately beneficially owned and controlled by His Excellency Sheikh Hamad Bin Jassim Bin Jabor Al-Thani. The capital increase was registered in the Commercial Register on June 5, 2014. Following this capital increase, our registered share capital amounted to €2,763,343,733.76 and was divided into 1,079,431,146 ordinary registered shares with no par value.

•

On June 25, 2014, we issued 299,841,985 new registered no par value shares (common shares) against cash payments using authorized capital created in 2011 and 2013 and our share capital was accordingly increased by €767,595,481.60. The new shares were issued with full dividend rights for the year 2014 through subscription rights; 99.1% of the subscription rights were exercised, and thus 297,071,326 new shares were issued at a subscription price of €22.50 per share. The remaining 2,770,659 new shares were placed in Xetra trading at a weighted average price of €26.5837. The capital increase was registered in the Commercial Register on June 20, 2014. Following this capital increase, our registered share capital amounts to €3,530,939,215.36 and is divided into 1,379,273,131 ordinary registered shares with no par value.

For further information about our share capital (including a reconciliation of the number of ordinary shares outstanding at the beginning and end of each of 2013 and 2014), see note 34 to the consolidated financial statements in our 2014 Form 20-F.

Authorized Capital.

Our share capital may be increased by issuing new shares out of authorized capital against cash payments. Our authorized but unissued capital as of the date of this prospectus amounts to €1,760,000,000.00.

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By resolution of our annual shareholders’ meeting dated May 21, 2015, the Management Board is authorized to increase our share capital on or before April 30, 2020, once or more than once, by up to a total of €352,000,000 through the issue of new shares against cash payments. Shareholders are to be granted pre-emptive rights. However, the Management Board is authorized to except broken amounts from shareholders’ pre-emptive rights and to exclude pre-emptive rights insofar as is necessary to grant to the holders of option rights, convertible bonds and convertible participatory rights issued by us and our affiliates pre-emptive rights to new shares to the extent that they would be entitled to such rights after exercising their option or conversion rights. The Management Board is also authorized to exclude the pre-emptive rights in full if the issue price of the new shares is not significantly lower than the quoted price of the shares already listed at the time of the final determination of the issue price and the shares issued in accordance with Section 186(3) sentence 4 of the German Stock Corporation Act (Aktiengesetz) do not exceed in total 10 % of the share capital at the time the authorization becomes effective or – if the value is lower – at the time the authorization is utilized. Management Board resolutions to utilize authorized capital and to exclude pre-emptive rights require the Supervisory Board’s approval. The new shares may also be taken up by banks specified by the Management Board with the obligation to offer them to shareholders (indirect pre-emptive right).

•	By resolution of our annual shareholders’ meeting dated May 21, 2015, the Management Board is authorized to increase our share capital on or before April 30, 2020, once or more than once, by up to a total of €1,408,000,000 through the issue of new shares against cash payments. Shareholders are to be granted pre-emptive rights. However, the Management Board is authorized to except broken amounts from shareholders’ pre-emptive rights and to exclude pre-emptive rights insofar as is necessary to grant to the holders of option rights, convertible bonds and convertible participatory rights issued by us and our affiliates pre-emptive rights to new shares to the extent that they would be entitled to such rights after exercising their option or conversion rights. Management Board resolutions to utilize authorized capital and to exclude pre-emptive rights require the Supervisory Board’s approval. The new shares may also be taken up by banks specified by the Management Board with the obligation to offer them to shareholders (indirect pre-emptive right).

Conditional Capital.

Our conditional but unissued capital as of the date of this prospectus amounts to €486,400,000, divided as follows:

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By resolution of our annual shareholders’ meeting dated May 31, 2012, our share capital is conditionally increased by up to €230,400,000 through the issuance of up to 90,000,000 new shares. Pursuant to this resolution, the conditional capital increase can only be carried out insofar as (a) the holders of conversion rights or option rights that are linked with participatory notes or convertible bonds or bonds with warrants to be issued on or before April 30, 2017, by us or our affiliates, based on the authorization granted to the Management Board by resolution of our annual shareholders’ meeting on May 31, 2012, make use of their conversion or option rights, or (b) the holders with conversion obligations of convertible participatory notes or convertible bonds to be issued on or before April 30, 2017, by us or our affiliates, based on the authorization specified above, fulfill their obligation to convert.

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By resolution of our annual shareholders’ meeting dated May 22, 2014, our share capital is conditionally increased by up to €256,000,000.00 through the issuance of up to 100,000,000 new shares. This conditional capital increase will serve to grant rights to holders of participatory notes with warrants and/or convertible participatory notes, bonds with warrants and convertible bonds issued on or before April 30, 2019 by us or by one of our affiliates, in accordance with the authorization summarized in the following paragraphs. The new shares are to be issued at the option and/or conversion prices calculated in each case in accordance with the authorization dated May 22, 2014. The conditional capital increase can only be carried out to the extent to which these rights are exercised or holders with an obligation to convert fulfill their conversion obligations. The new shares will be entitled to a dividend from the beginning of the financial year in which they are created by exercise of option rights and/or conversion rights or by the fulfillment of conversion obligations. The Management Board will be authorized to determine further details concerning the execution of the conditional capital increase.

In the context of the new conditional capital, on May 22, 2014 the annual shareholders’ meeting authorized the Management Board to issue bearer or registered participatory notes, once or more than once, on or before April 30, 2019. The participatory notes must meet the requirements of European law, which calls for capital paid up to grant participatory rights to be attributable to the Bank’s additional tier 1 capital. Participatory notes may come with bearer warrants or they can be linked to a conversion right (as well as a conversion obligation) for the bearer. The option and/or conversion rights entitle holders to buy shares of the Bank subject to the conditions of warrant-linked participatory rights and/or convertible participatory rights.

The Management Board was also authorized to issue, instead of or besides participatory notes, on or before April 30, 2019, once or more than once, other hybrid financial instruments with a perpetual maturity that fulfill the requirements as own funds specified above but that are possibly not classified by law as participatory rights if their issue requires the approval of the annual shareholders’ meeting pursuant to Section 221 of the German Stock Corporation Act due to, for example, their dividend-dependent return or other reasons. We refer to these instruments as “Hybrid Debt Securities.”

The Management Board was furthermore authorized to issue, instead of or besides participatory notes or Hybrid Debt Securities, on or before April 30, 2019, once or more than once, bonds with warrants and/or convertible bonds with a fixed maturity of at the most 20 years or with a perpetual maturity and to grant option rights to the holders of bonds with warrants and conversion rights (possibly with a conversion obligation) to the holders of convertible bonds, respectively, to subscribe to new shares of the Bank subject to the conditions of bonds with warrants and of convertible bonds. The instruments issued pursuant to this paragraph do not have to fulfill the statutory requirements to qualify as additional tier 1 capital.

The total nominal amount of all participatory notes, Hybrid Debt Securities, bonds with warrants and convertible bonds to be issued under this authorization may not exceed a total value of €12 billion. Option rights and/or conversion rights may only be issued in respect of shares of the Bank with a proportionate amount of share capital of up to a nominal sum of €256,000,000.00.

Authorization to Acquire Own Shares.

As of June 30, 2015, we held 337,738 of our own shares.

Authorization pursuant to Section 71(1) no. 7 of the German Stock Corporation Act.

On May 23, 2013, our annual shareholders’ meeting resolved to authorize the Management Board, pursuant to Section 71(1) no. 7 of the German Stock Corporation Act, to acquire own shares of the Bank.

We are authorized pursuant to Section 71(1) no. 7 of the German Stock Corporation Act to buy and sell, for the purpose of securities trading, own shares on or before April 30, 2018, at prices which do not exceed or fall short of the average of the share prices (closing auction prices of our share in Xetra trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the respective three preceding stock exchange trading days by more than 10%. In this context, the shares acquired for this purpose may not, at the end of any day, exceed 5% of our share capital.

Authorization pursuant to Section 71(1) no. 8 of the German Stock Corporation Act.

On May 21, 2015 our annual shareholders’ meeting resolved to authorize the Management Board, pursuant to Section 71(1) no. 8 of the German Stock Corporation Act, to acquire own shares.

We are authorized pursuant to Section 71(1) no. 8 of the German Stock Corporation Act to buy, on or before April 30, 2020, own shares of the Bank in a total volume of up to 10% of our share capital at the time the resolution is taken or — if the value is lower — of our share capital at the time this authorization is exercised. Together with the own shares we acquired for trading purposes and/or for other reasons and which are from time to time in our possession or attributable to us pursuant to Sections 71a et seq. of the German Stock Corporation Act, the own shares purchased on the basis of this authorization may not at any time exceed 10% of our respectively applicable share capital. The own shares may be bought through the stock exchange or by means of a public purchase offer to all shareholders. The countervalue for the purchase of shares (excluding ancillary purchase costs) through the stock exchange may not be more than 10 % higher or lower than the average of the share prices (closing auction prices of our share in Xetra trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the last three stock exchange trading days before the obligation to purchase. In the case of a public purchase offer, it may not be more than 10% higher or lower than the average of the share prices (closing auction prices of our share in Xetra trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the last three stock exchange trading days before the day of publication of the offer. If the volume of shares offered in a public purchase offer exceeds the planned buyback volume, acceptance must be in proportion to the shares offered in each case. We may provide for a preferred acceptance of small quantities of up to 50 of our shares offered for purchase per shareholder.

The Management Board is authorized to dispose of the purchased shares and of any shares purchased on the basis of previous authorizations pursuant to Section 71(1) no. 8 of the German Stock Corporation Act on the stock exchange or by an offer to all shareholders. The Management Board is also authorized to dispose of the purchased shares against contribution in kind with the exclusion of shareholders’ pre-emptive rights for the purpose of acquiring companies or shareholdings in companies or other assets that serve to advance the company’s business operations. In addition, the Management Board is authorized, in case it disposes of such own shares by offer to all shareholders, to grant to the holders of option rights, convertible bonds and convertible participatory rights issued by us and our affiliates pre-emptive rights to the extent that they would be entitled to such rights if they exercised their option and/or conversion rights. Shareholders’ pre-emptive rights are excluded for these cases and to this extent. The Management Board is also authorized, with the exclusion of shareholders’ pre-emptive rights, to use shares purchased on the basis of authorizations pursuant to Section 71(1) no. 8 of the German Stock Corporation Act to

issue staff shares to our and our affiliates’ employees and retired employees or to use them to service option rights on our shares and/or rights or duties to purchase our shares granted to our and our affiliates’ employees or members of executive or non-executive management bodies.

Furthermore, the Management Board is authorized, with the exclusion of shareholders’ pre-emptive rights, to sell such own shares to third parties against cash payment if the purchase price is not substantially lower than the price of our shares on the stock exchange at the time of sale. This authorization may only be used to the extent it has been ensured that the number of shares sold on the basis of this authorization does not exceed 10% of our share capital at the time this authorization becomes effective or — if the amount is lower — at the time this authorization is exercised. Shares that are issued or sold during the validity of this authorization with the exclusion of pre-emptive rights, in direct or analogous application of Section 186(3) sentence 4 of the German Stock Corporation Act, are to be included in the maximum limit of 10% of our share capital. Shares that are to be issued to service option and/or conversion rights from convertible bonds, bonds with warrants, convertible participatory rights or participatory rights are also to be included to the extent these bonds or participatory rights are issued during the validity of this authorization with the exclusion of pre-emptive rights in corresponding application of Section 186(3) sentence 4 of the German Stock Corporation Act.

The Management Board may cancel shares acquired on the basis of this or a preceding authorization without any further resolution of the shareholders’ meeting.

Dividends and Paying Agents

For more information on our dividend policy and legal basis for dividends under German law, see our 2014 Form 20-F “Item 8: Financial Information — Dividend Policy.”

Shareholders registered with our New York transfer agent will be entitled to elect whether to receive dividend payments in euros or U.S. dollars. For those shareholders, unless instructed otherwise, we will convert all cash dividends and other cash distributions with respect to ordinary shares into U.S. dollars prior to payment to the shareholder. The amount distributed will be reduced by any amounts we or our New York transfer agent are required to withhold for taxes or other governmental charges. If our New York transfer agent determines, following consultation with us, that in its judgment any foreign currency it receives is not convertible or distributable, our New York transfer agent may distribute the foreign currency (or a document evidencing the right to receive such currency) or, in its discretion, hold the foreign currency for the account of the shareholder to receive the same.

If any of our distributions consists of a dividend of our shares, Registrar Services GmbH and our New York transfer agent (with respect to shares individually certificated) or the custodian bank with which shareholders have deposited their shares (with respect to shares in global form) will distribute the shares to the shareholders in proportion to their existing shareholdings. Rather than distribute fractional shares, Registrar Services GmbH, our New York transfer agent or the custodian bank will sell all such fractional shares and distribute the net proceeds to shareholders.

Registrar Services GmbH and our New York transfer agent (with respect to shares individually certificated) or the custodian bank with which shareholders have deposited their shares (with respect to shares in global form) will also distribute all distributions (other than cash, our shares or rights) to shareholders in proportion to their shareholdings. In the event that Registrar Services GmbH, our New York transfer agent or the custodian bank determine that the distribution cannot be made proportionately among shareholders or that it is impossible to make the distribution, they may adopt any method that they consider fair and practicable to effect the distribution. Such methods may include the public or private sale of all or a portion of the securities or property and the distribution of the proceeds. Registrar Services GmbH, our New York transfer agent or the custodian bank must consult with us before adopting any alternative method of distribution.

Depending on whether shares are individually certificated or in global form, we, Registrar Services GmbH, our New York transfer agent or the custodian bank with which shareholders have deposited their shares will determine whether or not any distribution (including cash, shares, rights or property) is subject to tax or governmental charges. In the case of a cash distribution, we may use all or part of the cash to pay any such tax or governmental charge. In the case of other distributions, we, Registrar Services GmbH, our New York transfer agent or the custodian bank may dispose of all or part of the property to be distributed by public or private sale, in order to pay the tax or governmental charge. In all cases, shareholders will receive any net proceeds of any sale or the balance of the cash or property after the deduction for taxes or governmental charges in proportion to their shareholdings.

Additional Capital

For a description of our authorized but unissued capital, conditional capital and share-based compensation plans, please see “Development of the Share Capital since 2012 — Authorized Capital” and “Development of the Share Capital since 2012 — Conditional Capital” above, and note 34 to the consolidated financial statements in our 2014 Form 20-F. For a description of our share-based compensation plans, please see note 35 to the consolidated financial statements in our 2014 Form 20-F.

Stock Options

Pursuant to an employee share ownership plan in the United Kingdom, options on approximately 125,283 shares granted to employees were outstanding as of June 30, 2015, which options have an exercise price of €43.85 and exercise dates running through late 2015. Otherwise, as of the date of this prospectus there were no persons to whom our capital or the capital of any of our consolidated subsidiaries is under option or agreed conditionally or unconditionally to be put under option.

DESCRIPTION OF TRADABLE SUBSCRIPTION RIGHTS TO SUBSCRIBE

FOR ORDINARY SHARES

We may offer tradable statutory subscription rights to subscribe for ordinary shares of Deutsche Bank Aktiengesellschaft. The applicable prospectus supplement will describe the specific terms of any such subscription rights offering, including, as applicable:

•	the title of the subscription rights;

•	the exercise price for the subscription rights;

•	the aggregate number of subscription rights issued;

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a discussion of the material U.S. federal, German or other income tax considerations, as well as considerations under the U.S. Employee Retirement Income Security Act of 1974, or “ERISA,” applicable to the issuance of ordinary shares together with statutory subscription rights or exercise of the subscription rights;

•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exercise of the subscription rights;

•	the terms of the ordinary shares corresponding to the subscription rights;

•	information regarding the trading of subscription rights, including the stock exchanges, if any, on which the subscription rights will be tradeable;

•	the record date, if any, to determine who is entitled to the subscription rights and the ex-rights date;

•	the date on which the rights to exercise the subscription rights will commence, and the date on which the rights will expire;

•	the extent to which the offering includes a contractual over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement we enter into in connection with the offering.

Each subscription right will entitle its holder to subscribe for a number of our ordinary shares at an exercise price described in the prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void. Upon receipt of payment and, if applicable, the subscription form properly completed and executed at the subscription rights agent’s office or another office indicated in the prospectus supplement, we will, as soon as practicable, forward our ordinary shares that can be subscribed for with that exercise. The prospectus supplement may offer more details on how to exercise the subscription rights. If we determine to make appropriate arrangements for rights trading, persons other than our shareholders can acquire rights as described in the prospectus supplement. In the event subscription rights are offered only to our shareholders and their rights remain unexercised, we may determine to offer the unsubscribed offered securities to persons other than our shareholders. In addition, we may enter into a standby underwriting arrangement with one or more underwriters under which the underwriter or underwriters, as the case may be, will purchase any offered securities remaining unsubscribed for after the offering, as described in the prospectus supplement.

DESCRIPTION OF CAPITAL SECURITIES

This section describes the general terms that will apply to any capital securities that may be offered pursuant to this prospectus by Deutsche Bank AG, directly or through one of its branches. The specific terms of the offered capital securities, and the extent to which the general terms described in this section apply to capital securities, will be described in one or more related prospectus supplements at the time of the offer.

General

As used in this prospectus, the term “capital securities” means the subordinated capital securities that Deutsche Bank AG issues, directly or through one of its branches, and that the trustee authenticates and delivers under the capital securities indenture.

The capital securities (and, in the case of capital securities in bearer form, any coupons to these securities) will constitute our unsecured and subordinated obligations, ranking pari passu among themselves. In the event of our dissolution, liquidation, insolvency or composition, or other proceedings for the avoidance of insolvency of, or against, us, the obligations under the capital securities will be fully subordinated to:

•	the claims of our unsubordinated creditors,

•	the claims under our tier 2 instruments (within the meaning of the CRR), and

•	the claims specified in Section 39 (1) nos. 1 to 5 of the German Insolvency Statute (Insolvenzordnung),

so that in any such event no amounts will be payable in respect of the capital securities until the claims of such unsubordinated creditors, the claims under such tier 2 instruments, and the claims specified in Section 39 (1) nos. 1 to 5 of the German Insolvency Statute have been satisfied in full. Subject to this subordination provision, we may satisfy our obligations under the capital securities also from our other distributable assets (freies Vermögen).

“CRR” means Regulation (EU) No 575/2013 of the European Parliament and the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 (including any provisions of regulatory law supplementing this Regulation); to the extent that any provisions of the CRR are amended or replaced, the term CRR as used in the capital securities indenture and the capital securities also refer to such amended provisions or successor provisions.

The term “unsubordinated creditors” means the holders of any indebtedness or other payment obligation of ours that is not expressed to be subordinated by means of contractual agreement or as a matter of law.

Our payment obligations under the capital securities will rank pari passu with the claims against us under the support undertakings, subordinated guarantees and issuances listed in the applicable prospectus supplement.

Unless otherwise specified in the relevant prospectus supplement, by acquiring any capital securities, you will be bound by and will be deemed to consent to the imposition of any Resolution Measure by our competent resolution authority. As a result, you would have no claim or other right against us arising out of any Resolution Measure. In addition, by your acquisition of capital securities, you waive, to the extent permitted by the Trust Indenture Act, any and all claims against the trustee for the capital securities for, agree not to initiate a suit against that trustee in respect of, and agree that that trustee will not be liable for, any action that that trustee takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by our competent resolution authority with respect to the capital securities. Accordingly, you may have limited or circumscribed rights to challenge any decision of our competent resolution authority to impose any Resolution Measure. For more information, please see the sections “Resolution Measures” and “Risk Factors” in this prospectus.

We may issue capital securities through our head office or through one of our branches. Deutsche Bank AG as a whole is responsible for the obligations of its branches. Where, however, Deutsche Bank AG is delayed in performing or is unable, whether in whole or in part, to perform the obligations of the branch that issued any capital securities through such branch due to any law, requirement or any other act of state or of any authority in the jurisdiction of such branch, investors may be unable to seek performance of such obligations through any of Deutsche Bank’s other branches or offices (including its head office).

The Capital Securities Indenture

The capital securities offered pursuant to this prospectus will be issued in one or more series under, and will be governed by, the base capital securities indenture dated November 6, 2014 among us, as issuer, The Bank of New York Mellon, One Wall Street, New York, New York 10286, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, calculation agent, transfer agent and registrar and authenticating agent, and the supplements thereto. The capital securities indenture will be qualified under the Trust Indenture Act.

In this section, we refer to the trustee under the capital securities indenture, including any successor trustee, as the “trustee” with respect to that indenture and the capital securities issued under it. We refer to the capital securities indenture and the supplements thereto as the “capital securities indenture.”

We have summarized below the material provisions of the capital securities indenture and the capital securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries and are qualified in their entirety by the capital securities indenture. The terms of the capital securities indenture will include both those stated in the capital securities indenture and those made part of the capital securities indenture by the Trust Indenture Act. The capital securities indenture and the supplements thereto will be included as exhibits to the registration statement of which this prospectus forms a part, and you should read the capital securities indenture for provisions that may be important to you.

We May Issue Different Series of Capital Securities

The capital securities indenture does not limit the amount of capital securities that may be issued. We may issue capital securities from time to time in one or more distinct series, at a price of 100% of their principal amount or at a premium or a discount. This section summarizes terms of the capital securities that apply generally to all series. The provisions of the capital securities indenture allow us not only to issue capital securities with terms different from those of capital securities previously issued under the capital securities indenture, but also to “reopen” a previously issued series of capital securities and issue additional capital securities of that series. The capital securities will not be secured by any property or assets of Deutsche Bank AG. We will describe many of the specific terms of the applicable series in the applicable prospectus supplement.

Qualification as Regulatory Capital

We may issue capital securities that have terms that enable them to qualify as our additional tier 1 capital, as defined and provided for in the bank regulatory capital provisions to which we are subject. We will include in prospectus supplements descriptions of the terms of any capital securities that we intend to qualify for inclusion in our regulatory capital.

Payments on the Capital Securities

Denomination and Currency. The capital securities may be denominated and payable in U.S. dollars or other currencies.

Fixed Rate and Floating Rate Capital Securities. Capital securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the capital securities.

Cancellation of Interest Payments. We may issue capital securities from time to time with provisions for the cancellation of any interest payment at our discretion or under other circumstances.

Limitations on Payments of Principal or Interest. We may issue capital securities from time to time with limitations on our ability to pay principal or interest in respect of such capital securities, including circumstances in which we may be prohibited from making such payments.

Write-downs of Principal. We may issue capital securities from time to time with provisions for write-downs in the principal amount of such capital securities;

Contingent Convertible Capital Securities. We may issue capital securities from time to time that may or will be converted at our option or otherwise into ordinary shares or other securities of ours.

Linked or Exchangeable Capital Securities. We may issue capital securities from time to time with the principal amount and/or interest payable on any relevant payment date to be determined by reference to the performance, level or value of one or more of the following: other securities issued by us, securities of any entity affiliated or unaffiliated with us, indices, currencies, commodities, interest rates, intangibles, articles, goods or any other property, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items. Holders of these types of capital securities will receive payments of principal and/or interest (if any) that are determined by reference to the applicable underlying instrument or measurement. Such capital securities may provide either for cash settlement or for physical settlement by delivery of the applicable underlying property or other property of the type listed above. Such capital securities may also provide that the form of settlement may be determined at our option or at your option.

We may issue capital securities that are exchangeable, either mandatorily or at our or the holder’s option, into securities of ours or entities that are or are not affiliated with us, a basket or baskets of those securities, other property, or any combination of, or the cash value of, such securities or other property.

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered capital securities:

•	whether the capital securities will be issued by Deutsche Bank AG directly or through one of its branches;

•	the specific designation;

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whether the capital securities qualify for regulatory capital treatment as additional tier 1 capital (within the meaning of the regulatory capital adequacy requirements to which we are subject) or otherwise;

•

the ranking of the capital securities relative to our other outstanding securities, including to what extent they may rank junior in right of payment to other of our obligations or in any other manner;

•	the aggregate principal amount, purchase price and denomination;

•	the currency in which the capital securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	whether the capital securities have a scheduled maturity, and if so, the date of maturity (and any provisions relating to extending or shortening the maturity date);

•

the interest rate or rates or the method by which the calculation agent (identified in the prospectus supplement) will determine the interest rate or rates, if any, and under what circumstances interest is payable;

•	the date from which interest accrues and the interest payment dates, if any;

•	provisions, if any, for the cancellation of all or any portion of any interest payment at our discretion or under other circumstances;

•	limitations, if any, on our ability to pay principal or interest in respect of the capital securities, including situations whereby we may be prohibited from making such payments;

•

provisions, if any, for write-downs (and related write-ups, if any) in the principal amount of the capital securities and the effect, if any, of such write-downs (and related write-ups, if any) on interest payable on such capital securities;

•	the place or places for payment of the principal of and any premium, if any, and/or interest, if any, on the capital securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•

any terms on which the capital securities may or will be converted at our option or otherwise into ordinary shares or other securities of ours, which we refer to as “Conversion Securities,” and, if so, the nature and terms of the Conversion Securities into which such capital securities are convertible and any additional or other provisions relating to such conversion, including any triggering event that may give rise to such conversion (which may include, but shall not be limited to, certain regulatory capital events) and the terms upon which such conversion should occur;

•

whether we may conduct an offer of Conversion Securities after any conversion of the capital securities in order to deliver cash proceeds to holders of capital securities in lieu of the Conversion Securities and the terms upon which any such offer should occur;

•	any terms relating to the adjustment of the Conversion Securities into which the capital securities may be converted;

•

whether we will issue the capital securities in registered form or bearer form or both and, if we are offering capital securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those capital securities in bearer form;

•	whether we will issue the capital securities in global (i.e., book-entry) or definitive (i.e., certificated) form and under what terms and conditions;

•

the terms on which holders of the capital securities may convert or exchange them into or for one or more securities of ours or entities that are or are not affiliated with us, a basket or baskets of those securities, other property, or any combination of, or the cash value of, any of the foregoing; the terms on which conversion or exchange may occur, including whether exchange is mandatory, at the option of the holder or at our option; the period during which exchange may occur; the initial exchange price or rate; and the circumstances or manner in which the amount of securities or other property, or any combination thereof, deliverable upon exchange, or the cash value thereof, may be adjusted;

•

information as to the methods for determining the amount of principal, premium, if any, and/or interest payable on any date and/or currencies, commodities or securities of ours or entities that are or are not affiliated with us, the basket or baskets of those currencies, commodities or securities, or the index or indices of those currencies, commodities or securities, or interest rates, or intangibles, articles, goods or any other property, or any other financial or economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances, to which the amount payable on that date is linked;

•	the identity of any agents for the capital securities, including the trustee, depositaries, authenticating or paying agents, transfer agents, registrars, determination or other agents;

•	the proposed listing, if any, of the capital securities on any securities exchange;

•	whether the capital securities are to be sold separately or with other securities as part of units; and

•	any other specific terms of the capital securities and any terms required by or advisable under applicable laws or regulations.

The prospectus supplement relating to any series of capital securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations, certain German income tax consequences, certain income tax consequences due to the jurisdiction of any relevant issuing branch and certain considerations under ERISA, in each case in relation to an investment in the securities.

Registration and Transfer of Capital Securities

Holders may present capital securities for exchange and transfer (except bearer securities) in the manner, at the places and subject to the restrictions stated in the capital securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations or requirements provided in the capital securities indenture or the supplemental indenture thereto or issuer order under which that series of capital securities is issued.

Holders may transfer capital securities in bearer form and/or the related coupons, if any, by delivery to the transferee.

If any of the capital securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See “Forms of Securities.”

Impact of Significant Corporate Actions and Other Developments

Under German law, a surviving corporation in a merger or consolidation generally assumes the obligations of its predecessors. There are, however, no covenants in the capital securities indenture or other provisions designed to protect holders of the capital securities against a reduction in the creditworthiness of Deutsche Bank AG that would afford holders of capital securities additional protection in the event of a recapitalization transaction, a change of control of us, a merger or consolidation, a sale, lease or conveyance of all or substantially all of our assets or a highly leveraged transaction or any other transaction that might adversely affect holders of the capital securities.

It may be that Deutsche Bank AG will depend increasingly upon the earnings and cash flow of its subsidiaries to meet its obligations under the capital securities. Since the creditors of any of its subsidiaries would generally have a right to receive payment that is superior to Deutsche Bank AG’s right to receive payment from the assets of that subsidiary, holders of capital securities will be effectively subordinated to creditors of Deutsche Bank AG’s subsidiaries. In addition, there are various regulatory requirements applicable to some of Deutsche Bank AG’s subsidiaries that limit their ability to pay dividends and make loans and advances to Deutsche Bank AG.

Subordination of Capital Securities

The discussion of subordination in this section applies to each of our capital securities, directly or through one of its branches, issued under the capital securities indenture.

The capital securities will constitute our unsecured and subordinated obligations, ranking pari passu among themselves. Our payment obligations under the capital securities will rank pari passu with the claims against us under the support undertakings, subordinated guarantees and issuances listed in the applicable prospectus supplement.

The capital securities indenture provides that:

•

in the event of our dissolution, liquidation, insolvency, composition or other proceedings for the avoidance of insolvency of, or against, us, the obligations under the capital securities will be fully subordinated to (i) the claims of our unsubordinated creditors, (ii) the claims under our tier 2 instruments (within the meaning of the CRR), and (iii) the claims specified in Section 39 (1) nos. 1 to 5 of the German Insolvency Statute (Insolvenzordnung), so that in any such event no amounts will be payable in respect of the capital securities until (i) the claims of such of our unsubordinated creditors, (ii) the claims of under such tier 2 instruments and (iii) such claims specified in Section 39 (1) nos. 1 to 5 of the German Insolvency Statute have been satisfied in full;

•	the claims of a holder of capital securities may not be set off against any of our claims;

•

no security or guarantee of whatever kind is, or will at any time be, provided by us or any other person securing the rights of holders of capital securities under any series of the capital securities;

•

no subsequent agreement may limit the subordination provisions applicable to any series of capital securities or shorten the term of any series of capital securities other than pursuant to the terms thereof or any applicable notice period; and

•

any redemption of capital securities of any series (other than at their final maturity, if any capital security by its terms provides for a final maturity) will be subject to receipt by the Bank of prior written approval of the competent authority that has assumed the relevant supervisory functions previously performed by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) as of the date of the base capital securities indenture (the “Relevant Regulator”), if then required under applicable law, the regulations, requirements, guidelines and policies relating to capital adequacy adopted by bodies of the European Union or Germany or any other competent authority then in effect in Germany and applicable to us, other regulations or policies of the Relevant Regulator.

If we fail to make payment of principal of, interest on, or other amounts owing under any series of capital securities at such time as such payment is requested to be made pursuant to the terms of such series of capital securities, which we refer to as a “Non-Payment Event,” and such Non-Payment Event is continuing, the trustee and the holders of capital securities could take action against us, but they may not accelerate the maturity of the capital securities and would not receive any money until the claims of the senior indebtedness have been fully satisfied. Furthermore, if we become subject to German insolvency proceedings, the trustee and the holders of our capital securities will have no right to file a claim against us unless our competent insolvency court allows the filing of subordinated claims.

No Defaults or Events of Default

There are no defaults or events of default under the capital securities indenture with respect to any series of the capital securities.

No Acceleration of Capital Securities.

The capital securities indenture provides that there is no right of acceleration in the case of any non-payment of principal of, interest on or other amounts owing under any series of capital securities or a failure by us to perform any other covenant under the capital securities or under the capital securities indenture. Under no circumstances may the holders or the trustee declare the principal amount of any series of the capital securities and interest accrued thereon to be due and payable.

No Negative Pledge. The capital securities indenture contains no restrictions preventing us from incurring additional debt or from securing any of our debt by a pledge, lien or other encumbrance on any of our assets.

Indemnification of Trustee for Actions Taken on Your Behalf. The capital securities indenture provides that the trustee will not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of capital securities issued under the capital securities indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, the capital securities indenture contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care during a Non-Payment Event, to be indemnified by the holders of capital securities issued under the capital securities indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each affected series of outstanding capital securities, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Limitation on Actions by You as an Individual Holder. The capital securities indenture provides that no individual holder of capital securities may institute any action against us under the capital securities indenture, except (to the extent required by the Trust Indenture Act and subject to the subordination and other provisions of any capital securities) actions to receive payment of the principal of and interest on capital securities on or after the respective due dates expressly provided for pursuant to the terms of such capital securities, unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the continuing Non-Payment Event;

•

the holders of not less than a majority in aggregate principal amount of the outstanding capital securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity;

•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•

the holders of a majority in aggregate principal amount of the outstanding capital securities of each affected series, treated as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

As may be further specified in the terms of the particular series of capital securities, distributions on capital securities may be paid only out of certain distributable items, and we may retain full discretion at all times to cancel distributions on capital securities qualifying as additional tier 1 capital for an unlimited period and on a non-cumulative basis, in particular if ordered by our competent authority to not make any such distributions. In addition, depending on the terms of the series of capital securities, the principal of a capital security may be written down automatically or, by order of a competent authority, the capital securities may be converted, if a minimum regulatory capital threshold is triggered. In such cases, a holder of the capital securities would not be able to bring an action. Additionally, the provisions governing the capital securities will not give the holder the right to accelerate future scheduled payments of interest or principal.

The capital securities indenture contains a covenant that we will file annually with the trustee a certificate of no non-compliance in the performance of any covenants or conditions contained in the capital securities indenture, or a certificate specifying any non-compliance that exists.

Discharge

We may discharge all of our obligations under the capital securities indenture, other than as to transfers and exchanges, after we have:

•	paid or caused to be paid the principal of and any interest or premium, if any, on all of the outstanding capital securities issued thereunder in accordance with their terms; or

•	delivered to the trustee for cancellation all of the outstanding capital securities issued thereunder.

Modification of the Capital Securities Indenture

Modification without Consent of Holders. We and the trustee may enter into supplemental indentures without the consent of the holders of capital securities issued under the indentures to:

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of capital securities;

•	cure any ambiguity or correct any inconsistency or manifest error;

•	to give effect to any variation to the terms of the capital securities as a result of any exercise of any Resolution Measure;

•	establish the forms or terms of capital securities of any series; or

•	evidence the acceptance of appointment by a successor trustee.

Modification Requiring Consent of Each Holder. We and the trustee may not make any of the following changes to any outstanding capital security without the consent of each holder that would be affected by such change:

•	if any capital security by its terms provides for a final maturity, change the final maturity thereof;

•	reduce the principal amount of such capital security in any manner not permitted pursuant to the terms of such capital security;

•	reduce the rate or change the time of payment of interest of such capital security in any manner not permitted pursuant to the terms of such capital security;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, premium, or interest thereon is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•

alter the terms on which holders of the capital securities may convert or exchange capital securities for other securities of the Bank or of other entities or for other property or the cash value of thereof, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the capital securities;

•	alter certain provisions of the capital securities indenture relating to capital securities not denominated in U.S. dollars;

•	modify the provisions of the capital securities indenture with respect to the subordination of the capital securities in a manner adverse to the holders;

•	reduce the percentage of capital securities the consent of whose holders is required for modification of the capital securities indenture; or

•

to the extent required by the Trust Indenture Act and subject to the subordination and other provisions of any capital securities, impair the right of any holder to institute actions to receive payment of the principal of and interest on capital securities on or after the respective due dates expressly provided for pursuant to the terms of such capital securities.

Modification with Consent of Holders of a Majority. We and the trustee may make any other change to the capital securities indenture and to the rights of the holders of the capital securities issued thereunder, if we obtain the consent of the holders of not less than a majority in aggregate principal amount of all affected series of outstanding capital securities issued thereunder, voting as one class.

Concerning Our Relationship with the Trustee

We and our subsidiaries maintain ordinary banking relationships and custodial facilities with the trustee and affiliates of the trustee.

Governing Law

The capital securities and the capital securities indenture will be governed by and construed in accordance with the laws of the State of New York, except for the subordination provisions thereof, which will be governed by German law.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms that will apply to any debt securities that may be offered pursuant to this prospectus by Deutsche Bank AG, directly or through one of its branches. The specific terms of the offered debt securities, and the extent to which the general terms described in this section apply to debt securities, will be described in one or more related prospectus supplements at the time of the offer.

General

As used in this prospectus, “debt securities” means the senior and subordinated debentures, notes, bonds and other evidences of indebtedness that Deutsche Bank AG issues, directly or through one of its branches, and in each case, the trustee authenticates and delivers under the applicable indenture.

The senior debt securities (and, in the case of debt securities in bearer form, any coupons to these securities) will be our direct, unconditional, unsecured and unsubordinated obligations and will rank on parity with the claims of all our other unsecured creditors other than those claims which are expressly preferred by law of the jurisdiction of our incorporation or, in the case of senior debt securities issued by Deutsche Bank AG through a branch, the law of the jurisdiction where the branch is established. Unless otherwise specified in the relevant pricing supplement or in connection with any further issuances of senior debt securities with the same terms as senior debt securities originally issued prior to January 1, 2015, by acquiring any senior debt securities issued on or after January 1, 2015, you will be bound by and will be deemed to consent to the imposition of any Resolution Measure by our competent resolution authority. As a result, you would have no claim or other right against us arising out of any Resolution Measure. In addition, by your acquisition of senior debt securities, you waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the trustee for the senior debt securities or the paying agent for, agree not to initiate a suit against that trustee or paying agent in respect of, and agree that that trustee or paying agent will not be liable for, any action that that trustee or paying agent takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by our competent resolution authority with respect to the senior debt securities. Accordingly, you may have limited or circumscribed rights to challenge any decision of our competent resolution authority to impose any Resolution Measure. For more information, please see the sections “Resolution Measures” and “Risk Factors” in this prospectus.

For each of our future issuances of subordinated debt securities, we intend to amend the subordinated indenture (via the relevant supplemental subordinated indenture or otherwise) to state that the subordinated debt securities (and, in the case of debt securities in bearer form, any coupons to these securities) will be our direct, unconditional, unsecured and subordinated obligations and will be subordinate to the claims of our unsubordinated creditors and will rank at least on parity with the claims of the holders of all our other subordinated indebtedness, except as otherwise provided by applicable law or the terms of any such other indebtedness, and in particular, they will rank in priority to the claims of the holders of any of our subordinated indebtedness that by its express terms is stated to rank junior to the subordinated debt securities. Unless otherwise specified in the relevant pricing supplement, by acquiring any subordinated debt securities, you will be bound by and will be deemed to consent to the imposition of any Resolution Measure by our competent resolution authority. As a result, you would have no claim or other right against us arising out of any Resolution Measure. By your acquisition of subordinated debt securities, you waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the trustee for the subordinated debt securities and the paying agent, the transfer agent, the registrar and the authenticating agent for, agree not to initiate a suit against that trustee or those agents in respect of, and agree that that trustee or those agents will not be liable for, any action that that trustee or any of those agents takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by our competent resolution authority with respect to the subordinated debt securities. Accordingly, you may have limited or circumscribed rights to challenge any decision of our competent resolution authority to impose any Resolution Measure. For more information, please see the sections “Resolution Measures” and “Risk Factors” in this prospectus.

We may issue debt securities through our head office or through one of our branches. Deutsche Bank AG as a whole is responsible for the obligations of its branches. Where, however, Deutsche Bank AG is delayed in performing or is unable, whether in whole or in part, to perform the obligations of the branch that issued any debt securities through such branch due to any law, requirement or any other act of state or of any authority in the jurisdiction of such branch, investors may be unable to seek performance of such obligations through any of Deutsche Bank’s other branches or offices (including its head office).

The Indentures

We may issue senior debt securities and/or subordinated debt securities, directly or through one of our branches. The senior debt securities offered pursuant to this prospectus will be issued in one or more series under, and will be governed by, the senior indenture dated November 22, 2006 among us, as issuer, Law Debenture Trust Company of New York, 400 Madison Avenue, 4th Floor, New York, New York 10017, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, issuing agent, authenticating agent and registrar, as supplemented by the first supplemental senior indenture dated as of March 7, 2014 and the second supplemental senior indenture dated as of January 1, 2015. The subordinated debt securities offered pursuant to this prospectus will be issued in one or more series under, and will be governed by, a subordinated indenture dated May 21, 2013 among us, as issuer, Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, transfer agent and registrar and authenticating agent, and the supplements thereto.

Each of the senior indenture and the subordinated indenture will be qualified under the Trust Indenture Act. Under the provisions of the Trust Indenture Act, if the same institution acts as trustee under the senior indenture and under the subordinated indenture, upon a default in any series of debt securities issued under either indenture, the trustee may be deemed to have a conflicting interest and may be required to resign and a successor trustee will be appointed.

In this section, we refer to each of the trustees under the senior indenture and the subordinated indenture, including any successor trustee, as the “trustee” with respect to that indenture and the debt securities issued under it. In this section, we refer to each of the senior indenture and the subordinated indenture, in each case as it may be supplemented from time to time, as an “indenture” and collectively as the “indentures.”

We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries and are qualified in their entirety by the applicable indenture. The terms of each indenture will include both those stated in that indenture and those made part of that indenture by the Trust Indenture Act. The senior indenture and the subordinated indenture are included as exhibits to the registration statement of which this prospectus forms a part, and you should read the applicable indenture for provisions that may be important to you.

We May Issue Different Series of Debt Securities

Neither indenture limits the amount of debt that may be issued. We may issue debt securities from time to time in one or more distinct series, at a price of 100% of their principal amount or at a premium or a discount. This section summarizes terms of the debt securities that apply generally to all series. The provisions of each of the indentures allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. The debt securities will not be secured by any property or assets of Deutsche Bank AG. We will describe many of the specific terms of the applicable series in the applicable prospectus supplement.

Qualification of Subordinated Debt Securities as Regulatory Capital

We may issue subordinated debt securities that have terms that enable them to qualify as our tier 2 capital, as defined and provided for in the bank regulatory capital provisions to which we are subject. We will include in prospectus supplements descriptions of the terms of any subordinated debt securities that we intend to qualify for inclusion in our regulatory capital.

Payments on the Debt Securities

Denomination and Currency. The debt securities may be denominated and payable in U.S. dollars or other currencies.

Fixed Rate and Floating Rate Debt Securities. Debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the debt security. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

Linked or Exchangeable Debt Securities. We may issue debt securities from time to time with the principal amount and/or interest payable on any relevant payment date to be determined by reference to the performance, level or value of one or more of the following: other securities issued by us, securities of any entity affiliated or unaffiliated with us, indices, currencies, commodities, interest rates, intangibles, articles, goods or any other property, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items. Holders of these types of debt securities will receive payments of principal and/or interest (if any) that are determined by reference to the applicable underlying instrument or measurement. Such debt securities may provide either for cash settlement or for physical settlement by delivery of the applicable underlying property or other property of the type listed above. Such debt securities may also provide that the form of settlement may be determined at our option or at your option.

We may issue debt securities that are exchangeable, either mandatorily or at our or the holder’s option, into securities of ours or entities that are or are not affiliated with us, a basket or baskets of those securities, other property, or any combination of, or the cash value of, such securities or other property.

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

•	whether the debt securities will be issued by Deutsche Bank AG, directly or through one of its branches;

•	the specific designation;

•	whether the debt securities are senior or subordinated;

•

the ranking of the subordinated debt securities relative to our other outstanding securities, including to what extent they may rank junior in right of payment to other of our obligations or in any other manner;

•	whether the debt securities qualify for regulatory capital treatment and if so, the category of capital for which they qualify;

•	the aggregate principal amount, purchase price and denomination;

•	the currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	the date of maturity (and any provisions relating to extending or shortening the maturity date);

•	the interest rate or rates or the method by which the calculation agent (identified in the prospectus supplement) will determine the interest rate or rates, if any;

•	the date from which interest accrues and the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium, if any, and/or interest, if any, on the debt securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of maturity thereof;

•

whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

•	whether we will issue the debt securities in global (i.e., book-entry) or definitive (i.e., certificated) form and under what terms and conditions;

•

whether the securities are convertible or exchangeable securities and the terms on which holders of the debt securities may exchange them into or for one or more securities of ours or other entities or other property, or the cash value thereof, and the specific terms of and period in which such conversion or exchange may be made;

•

if the amount of principal, premium, if any, and/or interest payable on any date may be determined with respect to any currencies, commodities or securities of us or other entities, the basket or baskets of those currencies, commodities or securities, or the index or indices of those currencies, commodities or securities, or interest rates, or intangibles, articles, goods or any other property, or any other financial or economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances, the manner in which such amounts will be determined;

•	the identity of any agents for the debt securities, including the trustee, depositaries, authenticating or paying agents, transfer agents, registrars, determination or other agents;

•	the proposed listing, if any, of the debt securities on any securities exchange;

•	whether the debt securities are to be sold separately or with other securities as part of units; and

•	any other specific terms of the debt securities and any terms required by or advisable under applicable laws or regulations.

The prospectus supplement relating to any series of debt securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations, certain German income tax consequences, certain income tax consequences due to the jurisdiction of any relevant issuing branch and certain considerations under ERISA, in each case in relation to an investment in the securities.

Registration and Transfer of Debt Securities

Holders may present debt securities for exchange and transfer (except bearer securities) in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations or requirements provided in the applicable indenture or the supplemental indenture thereto or issuer order under which that series of debt securities is issued.

Holders may transfer debt securities in bearer form and/or the related coupons, if any, by delivery to the transferee.

If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See “Forms of Securities.”

Impact of Significant Corporate Actions and Other Developments

Under German law, a surviving corporation in a merger or consolidation generally assumes the obligations of its predecessors. There are, however, no covenants in either of the indentures or other provisions designed to protect holders of the debt securities against a reduction in the creditworthiness of Deutsche Bank AG that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of us, a merger or consolidation, a sale, lease or conveyance of all or substantially all of our assets or a highly leveraged transaction or any other transaction that might adversely affect holders of the debt securities.

It may be that Deutsche Bank AG will depend increasingly upon the earnings and cash flow of its subsidiaries to meet its obligations under the debt securities. Since the creditors of any of its subsidiaries would generally have a right to receive payment that is superior to Deutsche Bank AG’s right to receive payment from the assets of that subsidiary, holders of debt securities will be effectively subordinated to creditors of Deutsche Bank AG’s subsidiaries. In addition, there are various regulatory requirements applicable to some of Deutsche Bank AG’s subsidiaries that limit their ability to pay dividends and make loans and advances to Deutsche Bank AG.

Subordination of Debt Securities

The discussion of subordination in this section applies only to our subordinated debt securities, directly or through one of its branches, issued under the subordinated indenture.

When the term “senior indebtedness” is used in the context of the subordinated debt securities it means the claims of all of our unsubordinated creditors, including:

•	any money we have borrowed, including any senior debt securities issued under the senior indenture;

•	any money borrowed by someone else where we have assumed or guaranteed the obligations, directly or indirectly;

•	any letters of credit and acceptances made by banks on our behalf; and

•	indebtedness that we have incurred or assumed in connection with the acquisition of any property.

Senior indebtedness does not include any indebtedness that is expressed to be subordinate to or on parity with the subordinated debt securities.

The subordinated indenture provides that:

•

in the event of our dissolution or liquidation, or insolvency proceedings against us, the subordinated securities will be subordinated to the claims of all of our unsubordinated creditors so that in any such event no amounts will be payable under the subordinated debt securities until the claims of all of our unsubordinated creditors have been satisfied in full;

•	the claims of a holder of subordinated debt securities may not be set off against any of our claims;

•

no collateral of whatever kind is, or will at any time be, provided by us or any other person securing the rights of holders of subordinated debt securities arising under the subordinated debt securities, and any collateral that, notwithstanding the aforementioned, may have been provided in the past or will be provided in the future by us or any third party will not secure the claims arising from the subordinated debt securities;

•

no subsequent agreement may limit the subordination provisions applicable to any series of subordinated debt securities or amend the maturity date or redemption date of any subordinated debt securities to an earlier date or shorten any applicable notice period; and

•

any redemption of any series of subordinated debt securities prior to their stated maturity will be subject to receipt by the Bank of prior written approval of the competent authority that has assumed the relevant supervisory functions previously performed by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) as of the date of the base subordinated indenture, if then required under applicable law, capital adequacy guidelines, regulations or policies of such competent authority.

If we fail to make payment on the debt securities when due for reasons other than the subordination provisions preventing us from making such payment, we will be in default on our obligations under the subordinated indenture. In such case, the trustee and the holders of subordinated debt securities could take action against us, but they may not accelerate the maturity of the subordinated debt securities and would not receive any money until the claims of the senior indebtedness have been fully satisfied. Furthermore, if we become subject to German insolvency proceedings, the trustee and the holders of our subordinated debt securities will have no right to file a claim against us unless the competent insolvency court allows the filing of subordinated claims.

Events of Default

The senior indenture provides holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities, or if we become bankrupt. Holders should review these provisions and understand which of our actions trigger an event of default and which actions do not. The senior indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series by series basis.

In accordance with German law, there are no events of default (as defined below) under the subordinated indenture other than with respect to insolvency (as described below) and, if German insolvency proceedings are opened with respect to us, holders of our subordinated debt securities will have no right to file a claim against us unless the competent insolvency court allows the filing of subordinated claims.

An event of default is defined under the senior indenture, with respect to any series of debt securities issued under that indenture, as any one or more of the following events (each a “senior event of default”) having occurred and being continuing:

•	default is made in the payment of principal, interest or premium in respect of such series of debt securities for 30 days;

•

we fail to perform or observe any of our other obligations under the securities and such failure has continued for the period of 60 days following the service on us of notice by the trustee or holders of not less than 33 1/3% in aggregate principal amount of the debt securities of all series affected thereby requiring the same to be remedied, except that the failure to file with the trustee certain information required to be filed with the trustee pursuant to the Trust Indenture Act, will not constitute a senior event of default (although the trustee may bring suit to enforce such filing obligation); or

•	a court in Germany opens insolvency proceedings against us or we apply for or institute such proceedings or offer or make an arrangement for the benefit or our creditors generally.

Any additional or different senior events of default applicable to a particular series of debt securities issued under the senior indenture will be described in the prospectus supplement relating to such series.

An event of default is defined under the subordinated indenture, with respect to any series of debt securities issued under that indenture, as:

•	the opening of insolvency proceedings against us by a German court having jurisdiction over us (a “subordinated event of default”).

No Negative Pledge. Neither of the indentures contains any restrictions preventing us from incurring additional debt or from securing any of our debt by a pledge, lien or other encumbrance on any of our assets.

Acceleration of Senior Debt Securities Upon a Senior Event of Default.

The senior indenture provides that:

•

if a senior event of default due to the default in payment of principal, interest or premium in respect of any series of senior debt securities issued under the senior indenture, or due to the default in the performance or breach of any other covenant or warranty of the Bank applicable to less than all outstanding series of senior debt securities issued under the senior indenture occurs and is continuing, other than a covenant for which the senior indenture specifies that the violation thereof does not give a right to accelerate or declare due and payable any securities issued under the senior indenture, either the trustee or the holders of not less than 33 1/3% in aggregate principal amount of the outstanding senior debt securities of all affected series, voting as one class, by notice in writing to the Bank, may declare the principal of all senior debt securities of each affected series and interest accrued thereon to be due and payable immediately; and

•

if a senior event of default due to a default in the performance of any other of the covenants or agreements in the senior indenture applicable to all outstanding debt securities issued under the senior indenture or due to the specified events of bankruptcy, insolvency or reorganization of the Bank, occurs and is continuing, other than a covenant for which the senior indenture specifies that the violation thereof does not give a right to accelerate or declare due and payable any securities issued under the senior indenture, either the trustee or the holders of not less than 33 1/3% in aggregate principal amount of all outstanding senior debt securities issued under the senior indenture, voting as one class, by notice in writing to the Bank, may declare the principal of all senior debt securities and interest accrued thereon to be due and payable immediately.

Annulment of Acceleration and Waiver of Defaults. In some circumstances, if any and all senior events of default under the senior indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding senior debt securities affected, voting as one class, may annul past declarations of acceleration of or waive past defaults of the debt securities.

Acceleration of Subordinated Debt Securities Upon Subordinated Event of Default

The subordinated indenture provides if a subordinated event of default occurs or is continuing, either the trustee or the holders of not less than 33 1/3% in aggregate principal amount of all outstanding subordinated debt securities issued under the subordinated indenture, voting as one class, by notice in writing to the Bank, may declare the principal of all subordinated debt securities and interest accrued thereon to be due and payable immediately.

No Acceleration of Subordinated Debt Securities Upon Other Defaults.

The subordinated indenture provides that there is no right of acceleration in the case of a default in the payment of principal of, interest on, or other amounts owing under any series of subordinated debt securities or a default in the performance of any of our other covenants under the subordinated debt securities.

Indemnification of Trustee for Actions Taken on Your Behalf. Each of the indentures provides that the trustee will not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of debt securities issued under that indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, each of the indentures contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified by the holders of debt securities issued under that indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Limitation on Actions by You as an Individual Holder. Each of the indentures provides that no individual holder of debt securities may institute any action against us under that indenture, except actions for payment of overdue principal and interest at maturity or upon acceleration unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the continuing default;

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the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity;

•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

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the holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

Depending on the type of regulatory capital for which the subordinated debt securities in question qualify, distributions on such instruments may be paid only out of distributable items, and we may retain full discretion at all times to cancel distributions on instruments qualifying as additional tier 1 capital for an unlimited period and on a non-cumulative basis, in particular if ordered by our competent authority to not make any such distributions. In addition, depending on the terms of the instrument, the principal of a subordinated debt security may be written down automatically or, by order of a competent authority, such instrument may be converted, if a minimum regulatory capital threshold is triggered. In such cases, a holder of a subordinated debt instrument would not be able to bring an action. Additionally, the provisions governing the subordinated debt security will not give the holder the right to accelerate future scheduled payments of interest or principal, other than in the insolvency of the institution.

Each of the indentures contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge and Defeasance

We have the ability to eliminate most or all of our obligations on any series of senior debt securities prior to maturity if we comply with the following provisions.

Due to the limitations placed on repayments (including through discharge and defeasance) of subordinated debt securities which otherwise would qualify for regulatory capital treatment, only certain provisions on discharge and none of the provisions on defeasance will be applicable to subordinated debt securities that qualify for regulatory capital treatment.

Discharge of Indenture. We may discharge all of our obligations, other than as to transfers and exchanges, after we have:

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under the senior indenture or the subordinated indenture, paid or caused to be paid the principal of and any interest or premium, if any, on all of the outstanding debt securities issued thereunder in accordance with their terms;

•	under the senior indenture or the subordinated indenture, delivered to the trustee for cancellation all of the outstanding debt securities issued thereunder; or

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under the senior indenture only, if in the case of any series of debt securities on which the exact amount (including the currency of payment) of principal and any interest or premium, if any, due can be determined at the time of making the deposit referred to below, and which shall have become due or payable, or are by their terms to become due and payable or are scheduled for redemption, within one year, we have irrevocably deposited with the trustee, cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations, in trust for the benefit of the holders of securities of such series, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and any interest or premium, if any, on, and any mandatory sinking fund payments for, those securities.

Defeasance of a Series of Securities at Any Time. We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of senior debt securities at any time, which we refer to as “defeasance.”

Defeasance may be effected only if, among other things:

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we irrevocably deposit with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, in trust for the benefit of the holders of securities of such series, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and any interest or premium, if any, on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased; and

•	we deliver to the trustee an opinion of counsel to the effect that:

•	the holders of the series of debt securities being defeased will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance; and

•	the defeasance will not otherwise alter those holders’ U.S. federal income tax treatment of principal and interest payments on the series of debt securities being defeased.

This opinion must be based on a ruling of the Internal Revenue Service or a change in U.S. federal income tax law occurring after the date of this prospectus.

Modification of an Indenture

Modification without Consent of Holders. We and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under the indentures to:

•	with respect to the senior indenture only, convey, transfer, assign, mortgage or pledge to the trustee as security for the senior debt securities of one or more series any property or assets;

•	with respect to the senior indenture only, to give effect to any variation to the terms of the senior debt securities as a result of any exercise of any Resolution Measure;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	cure any ambiguity or correct any inconsistency or manifest error;

•	establish the forms or terms of debt securities of any series; or

•	evidence the acceptance of appointment by a successor trustee.

For each of our future issuances of subordinated debt securities, we and the trustee intend to amend the subordinated indenture (via the relevant supplemental subordinated indenture or otherwise) to permit us to enter into supplemental indentures without the consent of the holder of subordinated debt securities issued under the subordinated indenture to give effect to any variation to the terms of the subordinated debt securities as a result of any exercise of any Resolution Measure.

Modification Requiring Consent of Each Holder. We and the trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by such change:

•	change the final maturity of such security;

•	reduce the principal amount;

•	reduce the rate or change the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, including any amount of original issue discount, premium, or interest thereon is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•	reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

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alter the terms on which holders of the debt securities may convert or exchange debt securities for other securities of the Bank or of other entities or for other property or the cash value of thereof, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the debt securities;

•	alter certain provisions of the applicable indenture relating to debt securities not denominated in U.S. dollars;

•	impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of debt securities the consent of whose holders is required for modification of the applicable indenture.

The subordinated indenture also provides that any change affecting the ranking of a subordinated debt security in a manner adverse to the holders thereof may not be made without the consent of each holder thereof.

Modification with Consent of Holders of a Majority. We and the trustee may make any other change to either of the indentures and to the rights of the holders of the debt securities issued thereunder, if we obtain the consent of the holders of not less than a majority in aggregate principal amount of all affected series of outstanding debt securities issued thereunder, voting as one class.

Concerning Our Relationship with the Trustee

We and our subsidiaries maintain ordinary banking relationships and custodial facilities with the trustee and affiliates of the trustee.

Governing Law

The senior debt securities and the related indentures will be governed by and construed in accordance with the laws of the State of New York, except as may be otherwise required by mandatory provisions of law. The subordinated debt securities and the related indentures will be governed by and construed in accordance with the laws of the State of New York, except for the subordination provisions thereof, which will be governed by German law.

DESCRIPTION OF WARRANTS

We may offer warrants separately or together with one or more additional warrants, ordinary shares, tradable subscription rights to subscribe for our ordinary shares, purchase contracts, capital securities and debt securities issued by us or debt obligations or other securities of an entity affiliated or not affiliated with us or any combination of those securities in the form of units, as described in the applicable prospectus supplement. The warrants offered pursuant to this prospectus will be issued pursuant to the warrant agreement dated November 15, 2007 between us and Deutsche Bank Trust Company Americas as warrant agent, as amended by the first amendment to the warrant agreement dated as of January 1, 2015 and as may be further amended and supplemented from time to time. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Warrants to purchase or sell securities of entities not affiliated with us issued in the United States may not be so separated prior to the 91st day after the issuance of the unit, unless otherwise specified in the applicable prospectus supplement.

We may issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: securities issued by us or by an entity affiliated or not affiliated with us, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items.

We refer to the items described above as “warrant property.” We may satisfy our obligations, if any, with respect to any warrants by delivering the warrant property, the cash value of the warrant property or the cash value of the warrants determined by reference to the performance, level or value of the warrant property, all as described in the applicable prospectus supplement.

The warrants are our unsecured contractual obligations and will rank on parity with our other unsecured contractual obligations and with our unsecured and unsubordinated debt obligations, other than those claims which are expressly preferred by law of the jurisdiction of our incorporation or, in the case of warrants issued by Deutsche Bank AG through a branch, the law of the jurisdiction where the branch is established. Unless otherwise specified in the relevant pricing supplement, by acquiring any warrants issued on or after January 1, 2015, you will be bound by and will be deemed to consent to the imposition of any Resolution Measure by our competent resolution authority. As a result, you would have no claim or other right against us arising out of any Resolution Measure. In addition, by your acquisition of the warrants, you waive, to the fullest extent permitted by applicable law, any and all claims against the warrant agent for, agree not to initiate a suit against the warrant agent in respect of, and agree that the warrant agent will not be liable for, any action that the warrant agent takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by our competent resolution authority with respect to the warrants. Accordingly, you may have limited or circumscribed rights to challenge any decision of our competent resolution authority to impose any Resolution Measure. For more information, please see the sections “Resolution Measures” and “Risk Factors” in this prospectus.

We may issue warrants through our head office or through one of our branches. Deutsche Bank AG as a whole is responsible for the obligations of its branches. Where, however, Deutsche Bank AG is delayed in performing or is unable, whether in whole or in part, to perform the obligations of the branch that issued any warrants through such branch due to any law, requirement or any other act of state or of any authority in the jurisdiction of such branch, investors may be unable to seek performance of such obligations through any of Deutsche Bank’s other branches or offices (including its head office).

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered warrants:

•	the specific designation;

•	the aggregate number of, and the price at which we will issue, the warrants;

•	the currency with which the warrants may be purchased;

•	whether we will issue the warrants in registered form or bearer form or both;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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whether the warrants are put warrants, call warrants or spread warrants (entitling the holder to receive a cash value to be determined by reference to the amount, if any, by which a specified reference value of the warrant property at the time of exercise exceeds a specified base value of the warrant property), whether you or we will have the right to exercise the warrants and any conditions or restrictions on the exercise of the warrants;

•	the specific warrant property or cash value, and the amount or the method for determining the amount of the warrant property or cash value, deliverable upon exercise of each warrant;

•	the price at which and the currency with which the underlying securities, currencies or commodities may be purchased or sold upon the exercise of each warrant, or the method of determining that price;

•	whether the warrant must be exercised by the payment of the exercise price in cash, on a cashless basis or by the delivery of any other security;

•	whether the exercise of the warrants is to be settled in cash or by delivery of the underlying securities, commodities, or both;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, determination or other agents;

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certain U.S. federal income tax considerations, certain German income tax consequences and certain income tax consequences due to the jurisdiction of any relevant issuing branch, in each case in relation to an investment in the warrants;

•	the proposed listing, if any, of the warrants or any securities that may be acquired upon exercise of the warrants on any securities exchange;

•	whether the warrants are to be sold separately or with other securities as part of units; and

•	any additional terms of the agreement governing the warrants and any terms required by or advisable under applicable laws or regulations.

Governing Law

The warrants will be governed by, and construed in accordance with, the laws of the State of New York, excluding choice of law provisions.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts (including purchase contracts issued as part of a unit with one or more warrants, capital securities or debt securities issued by us or debt obligations or other securities of an entity affiliated or not affiliated with us) to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: securities issued by us or by an entity affiliated or not affiliated with us, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items.

We refer to the property described above as “purchase contract property.”

Each purchase contract will obligate the holder to purchase or sell, and obligate us to sell or purchase, on specified dates, the purchase contract property at a specified price or prices (which may be based on a formula), all as described in the applicable prospectus supplement. We may satisfy our obligations, if any, with respect to any purchase contract by delivering the purchase contract property, the cash value of such purchase contract property or the cash value of the purchase contract (which may be based on a formula or determined by reference to the performance, level or value of the purchase contract property), or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, all as set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify the methods by which the holders may purchase or sell the purchase contract property, any acceleration, cancellation or termination provisions, the identity of any purchase contract agent, other provisions relating to the settlement of a purchase contract or any other terms of the purchase contracts. The applicable prospectus supplement will also specify, if applicable, certain U.S. federal income tax considerations, certain German income tax consequences and certain income tax consequences due to the jurisdiction of any relevant issuing branch, in each case in relation to an investment in the purchase contracts.

Prepaid Purchase Contracts

Purchase contracts may require holders to satisfy their obligations under the purchase contracts at the time they are issued. We refer to these purchase contracts as “prepaid purchase contracts.” In certain circumstances, our obligation to settle prepaid purchase contracts on the relevant settlement date may be governed by the senior indenture and accordingly will rank on parity with all of our other unsecured and unsubordinated debt.

Purchase Contracts Issued as Part of Units

Purchase contracts issued as part of a unit will be governed by the terms and provisions of a unit agreement, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, capital securities, debt securities issued by us and debt obligations or other securities of an entity affiliated or not affiliated with us. The applicable prospectus supplement will also describe, if applicable:

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the designation and the terms of the units and of any combination of ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, capital securities, debt securities issued by us and debt obligations or other securities of an entity affiliated or not affiliated with us constituting the units, including whether and under what circumstances the ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, capital securities, debt securities issued by us and debt obligations or other securities of an entity affiliated or not affiliated with us may be traded separately;

•	any additional terms of the agreement governing the units;

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any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, capital securities, debt securities issued by us and debt obligations or other securities of an entity affiliated or not affiliated with us constituting the units; and

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certain U.S. federal income tax considerations, certain German income tax consequences and certain income tax consequences due to the jurisdiction of any relevant issuing branch, in each case in relation to an investment in the units.

The terms and conditions described under “Description of Ordinary Shares,” “Description of Tradable Subscription Rights to Subscribe for Ordinary Shares,” “Description of the Capital Securities,” “Description of Debt Securities,” “Description of Warrants” and “Description of Purchase Contracts” will apply to each unit and to any ordinary shares, tradable subscription rights to subscribe for ordinary shares, capital securities, debt securities, warrants and purchase contracts issued by us included in each unit, unless otherwise specified in the applicable prospectus supplement.

RESOLUTION MEASURES

References to “you” in this section “Resolution Measures” means the holders of the capital securities, debt securities and warrants as the case may be (including the beneficial owners). “Beneficial owner” means (i) if any capital securities, debt securities or warrants are in global form, the beneficial owners of such securities (and any interest therein) and (ii) if any capital securities, debt securities or warrants are in definitive form, the holders in whose name such securities are registered in the security, note or warrant register, as applicable, and any beneficial owners holding an interest in such securities in definitive form.

Under the relevant resolution laws and regulations as applicable to us from time to time, the capital securities, debt securities and warrants may be subject to the powers exercised by our competent resolution authority to:

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write down, including write down to zero, the claims for payment of the principal amount, the interest amount or any other amount or, if applicable, claims for delivery of any property in respect of the capital securities, debt securities or warrants;

•	convert the capital securities, debt securities or warrants into ordinary shares or other instruments qualifying as core equity tier 1 capital; and/or

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apply any other resolution measure, including, but not limited to, (i) any transfer of the capital securities, debt securities or warrants to another entity, (ii) the amendment of the terms and conditions of the capital securities, debt securities or warrants or (iii) the cancellation of the capital securities, debt securities or warrants.

We refer to each of these measures as a “Resolution Measure.” Resolution Measures include, among others, the measures generally referred to within the meaning of the “bail-in tool” under the European directive of May 15, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms. For the avoidance of doubt, any non-payment or, if applicable, non-delivery by us arising out of any such Resolution Measure will not constitute a failure by us under the terms of the capital securities, debt securities or warrants, the capital securities indenture, the senior indenture, the subordinated indenture or the warrant agreement, as applicable, to make a payment of principal of, interest on or other amounts owing under or, if applicable, delivery owing under the capital securities, debt securities or warrants.

Where applicable, we will include any further specific terms relating to the potential imposition of Resolution Measures with respect to future issuances of capital securities, debt securities and warrants in a prospectus supplement that we will file in connection with such issuance. The application of any Resolution Measure to purchase contracts and units will be described in the applicable prospectus supplement we will file in connection with such issuance.

With respect to the senior debt securities and the warrants only, the senior indenture and the warrant agreement were amended to reflect the terms relating to the potential imposition of a Resolution Measure with respect to the securities to be issued under those agreements on or after January 1, 2015. In particular, the second supplemental senior indenture and the first amendment to the warrant agreement, each dated January 1, 2015, provide that, unless otherwise specified, the holders of senior debt securities or the warrants issued under the senior indenture or warrant agreement (as the case may be) on and after January 1, 2015 will be bound by and will be deemed to consent to the imposition of any Resolution Measures by our competent resolution authority, as described below.

Deemed Agreement to Resolution Measures

Unless otherwise specified in the relevant pricing supplement or in connection with any further issuances of senior debt securities with the same terms as senior debt securities originally issued prior to January 1, 2015, by your acquisition of the capital securities, the debt securities or warrants, you will be deemed irrevocably to have agreed, and you will agree:

•	to be bound by any Resolution Measure;

•	that you will have no claim or other right against us arising out of any Resolution Measure; and

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that, in the case of the capital securities, the imposition of any Resolution Measure will not constitute a default or an event of default (i) under the capital securities, (ii) under the capital securities indenture or (iii) the Trust Indenture Act;

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that, in the case of the debt securities, the imposition of any Resolution Measure will not constitute a default or an event of default (i) under the debt securities, (ii) under the relevant indenture or (iii) for the purpose of the Trust Indenture Act (including, without limitation, Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act); and

•	that, in the case of the warrants, the imposition of any Resolution Measure will not constitute a default (i) under the warrants or (ii) under the warrant agreement.

By your acquisition of the capital securities, the debt securities or warrants, you will be deemed irrevocably to have (i) consented to the imposition of any Resolution Measure as it may be imposed without any prior notice by our competent resolution authority of its decision to exercise such power with respect to the capital securities, debt securities or warrants and (ii) authorized, directed and requested The Depository Trust Company (the “Depositary”) and any direct participant in the Depositary or other intermediary through which you hold such capital securities, debt securities or warrants to take any and all necessary action, if required, to implement the imposition of any Resolution Measure with respect to the capital securities, debt securities or warrants as it may be imposed, without any further action or direction on your part or on the part of the relevant trustee, the relevant agents or the warrant agent, as applicable.

Resolution Measures Applicable to the Capital Securities

For each of our future issuances of capital securities, we intend that the relevant supplemental capital securities indenture will include provisions relating to Resolution Measures as follows.

Unless otherwise specified in the relevant pricing supplement, by acquiring any capital securities, you will be bound by and will be deemed to consent to the imposition of any Resolution Measure by our competent resolution authority.

The terms and conditions of the capital securities will continue to apply in relation to the residual principal amount of, or outstanding amount payable in respect of, the capital securities, subject to any modification of the amount of interest payable to reflect the reduction of the principal amount, and any further modification of the terms that our competent resolution authority may decide in accordance with applicable laws and regulations relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in Germany.

No repayment of any then-current principal amount of the capital securities or payment of interest thereon (to the extent of the portion thereof affected by the imposition of a Resolution Measure) will become due and payable after the imposition of any Resolution Measure by our competent resolution authority, unless such repayment or payment would be permitted to be made by us under the laws and regulations of Germany then applicable to us.

By your acquisition of capital securities, you waive, to the extent permitted by the Trust Indenture Act, any and all claims against the trustee for the capital securities for, agree not to initiate a suit against that trustee in respect of, and agree that that trustee will not be liable for, any action that that trustee takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by our competent resolution authority with respect to the capital securities.

Upon the imposition of a Resolution Measure by our competent resolution authority with respect to the capital securities, we will provide a written notice directly to the holders in accordance with the capital securities indenture as soon as practicable regarding such imposition of a Resolution Measure for purposes of notifying holders of such occurrence. We will also deliver a copy of such notice to the trustee for the capital securities and the paying agent for information purposes. Any delay or failure by us to give notice will not affect the validity and enforceability of any Resolution Measure nor the effects thereof on the capital securities.

If we have elected to redeem any capital securities but prior to the payment of the redemption amount (i) our competent resolution authority has imposed a Resolution Measure with respect to the capital securities, or (ii) our common equity tier 1 capital ratio pursuant to Article 92(1)(a) CRR or any successor provision, determined on a consolidated basis, falls below 5.125 per cent., the relevant redemption notice will be automatically rescinded and will be of no force and effect, and no payment of the redemption amount will be due and payable.

Upon the imposition of any Resolution Measure by our competent resolution authority, the trustee for the capital securities will not be required to take any further directions from holders of the capital securities under Section 5.09 of the base capital securities indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of the capital securities to direct certain actions relating to the capital securities, and if any such direction was previously given under Section 5.09 of the base capital securities indenture to the trustee by the holders, it will automatically cease to be effective, be null and void and have no further effect.

The capital securities indenture will impose no duties upon the trustee for the capital securities, the paying agent, calculation agent, transfer agent, registrar and authenticating agent (which we refer to as the “capital securities agents” herein) whatsoever with respect to the imposition of any Resolution Measure by our competent resolution. Notwithstanding the foregoing, if, following the completion of the imposition of a Resolution Measure by our competent resolution authority, the capital securities remain outstanding (for example, if the imposition of a Resolution Measure results in only a partial write-down of the principal of the capital securities), then the trustee’s and the paying agent’s duties under the capital securities indenture will remain applicable with respect to the capital securities following such completion to the extent that we, the trustee and the capital securities agents agree pursuant to a supplemental indenture, unless we, the trustee and the capital securities agents agree that a supplemental indenture is not necessary.

If our competent resolution authority imposes a Resolution Measure with respect to less than the total outstanding principal amount of capital securities, unless the trustee or the capital securities agents are otherwise instructed by us or our competent resolution authority, any cancellation, write-off or conversion into equity made in respect of the capital securities pursuant to the Resolution Measure will be made on a substantially pro rata basis among the capital securities of any series.

Resolution Measures Applicable to the Subordinated Debt Securities

For each of our future issuances of subordinated debt securities, we intend that the relevant supplemental subordinated indenture will include provisions relating to Resolution Measures as follows.

Unless otherwise specified in the relevant pricing supplement, by acquiring any subordinated debt securities, you will be bound by and will be deemed to consent to the imposition of any Resolution Measure by our competent resolution authority.

The terms and conditions of the subordinated debt securities will continue to apply in relation to the residual principal amount of, or outstanding amount payable in respect of, the subordinated debt securities, subject to any modification of the amount of interest payable, if any, to reflect the reduction of the principal amount, and any further modification of the terms that our competent resolution authority may decide in accordance with applicable laws and regulations relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in Germany.

No repayment of any then-current principal amount of the subordinated debt securities or payment of interest or any other amount thereon (to the extent of the portion thereof affected by the imposition of a Resolution Measure) will become due and payable after the imposition of any Resolution Measure by our competent resolution authority, unless such repayment or payment would be permitted to be made by us under the laws and regulations of Germany then applicable to us.

By your acquisition of subordinated debt securities, you waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the trustee for the subordinated debt securities and the paying agent, the transfer agent, the registrar and the authenticating agent (which we refer to as the “subordinated note agents” herein) for, agree not to initiate a suit against that trustee or those agents in respect of, and agree that that trustee or the subordinated note agents will not be liable for, any action that that trustee or any of the subordinated note agents takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by our competent resolution authority with respect to the subordinated debt securities.

Upon the imposition of a Resolution Measure by our competent resolution authority with respect to the subordinated debt securities, we will provide a written notice directly to the holders in accordance with the subordinated indenture as soon as practicable regarding such imposition of a Resolution Measure by a competent resolution authority for purposes of notifying holders of such occurrence. We will also deliver a copy of such notice to the trustee for the subordinated debt securities and the subordinated note agents for information purposes, and that trustee and those subordinated note agents will be entitled to rely, and will not be liable for relying, on our competent resolution authority and the Resolution Measure identified in such notice. Any delay or failure by us to give notice will not affect the validity or enforceability of any Resolution Measure nor the effects thereof on the subordinated debt securities.

If we have elected to redeem any subordinated notes, but our competent resolution authority has imposed a Resolution Measure with respect to the subordinated debt securities prior to the payment of the redemption amount for the subordinated notes, the relevant redemption notice, if any, will be automatically rescinded and will be of no force and effect, and no payment of the redemption amount will be due and payable.

Upon the imposition of any Resolution Measure by our competent resolution authority, the trustee for the subordinated debt securities will not be required to take any further directions from holders of the subordinated debt securities under Section 5.09 of the base subordinated indenture, which section authorizes holders of a majority in aggregate principal amount of the subordinated debt securities at the time outstanding to direct certain actions relating to the subordinated debt securities, and if any such direction was previously given under Section 5.09 of the base subordinated indenture to the trustee by the holders, it will automatically cease to be effective, be null and void and have no further effect.

The subordinated indenture will impose no duties, obligations or liabilities upon the trustee for the subordinated debt securities or the subordinated note agents whatsoever with respect to the imposition of any Resolution Measure by our competent resolution authority and the trustee and the subordinated note agents will be fully protected in acting or refraining from acting in accordance with a Resolution Measure. Notwithstanding the foregoing, if, following the completion of the imposition of a Resolution Measure by our competent resolution authority, the subordinated debt securities remain outstanding (for example, if the imposition of a Resolution Measure results in only a partial write-down of the principal of the subordinated debt securities), then the trustee’s and the subordinated note agents’ duties under the subordinated indenture will remain applicable with respect to the subordinated debt securities following such completion to the extent that we, the trustee and the subordinated note agents agree pursuant to a supplemental indenture, unless we, the trustee and the subordinated note agents agree that a supplemental indenture is not necessary.

If our competent resolution authority imposes a Resolution Measure with respect to less than the total outstanding principal amount of subordinated debt securities, unless the trustee or the subordinated note agents are otherwise instructed by us or our competent resolution authority, any cancellation, write-off or conversion into equity made in respect of the subordinated debt securities pursuant to the Resolution Measure will be made on a substantially pro rata basis among the subordinated debt securities of any series.

Resolution Measures Applicable to the Senior Debt Securities

Unless otherwise specified in the relevant pricing supplement or in connection with any further issuances of senior debt securities with the same terms as senior debt securities originally issued prior to January 1, 2015, by acquiring any senior debt securities issued on or after January 1, 2015, you will be bound by and will be deemed to consent to the imposition of any Resolution Measure by our competent resolution authority. If any senior debt securities provide for delivery of any property, any reference in the prospectus to payment by us under the senior debt securities will be deemed to include the delivery of such property.

The terms and conditions of the senior debt securities will continue to apply in relation to the residual principal amount of, or outstanding amount payable in respect of, the senior debt securities, subject to any modification of the amount of interest payable, if any, to reflect the reduction of the principal amount, and any further modification of the terms that our competent resolution authority may decide in accordance with applicable laws and regulations relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in Germany.

No repayment of any then-current principal amount of the senior debt securities or payment of interest or any other amount thereon (to the extent of the portion thereof affected by the imposition of a Resolution Measure) will become due and payable after the imposition of any Resolution Measure by our competent resolution authority, unless such repayment or payment would be permitted to be made by us under the laws and regulations of Germany then applicable to us.

By your acquisition of senior debt securities, you waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the trustee for the senior debt securities or the paying agent for, agree not to initiate a suit against that trustee or paying agent in respect of, and agree that that trustee or paying agent will not be liable for, any action that that trustee or paying agent takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by our competent resolution authority with respect to the senior debt securities.

Upon the imposition of a Resolution Measure by our competent resolution authority with respect to the senior debt securities, we will provide a written notice directly to the holders in accordance with the senior indenture as soon as practicable regarding such imposition of a Resolution Measure by a competent resolution authority for purposes of notifying holders of such occurrence. We will also deliver a copy of such notice to the trustee for the senior debt securities and the paying agent for information purposes, and that trustee and paying agent will be entitled to rely, and will not be liable for relying, on our competent resolution authority and the Resolution Measure identified in such notice. Any delay or failure by us to give notice will not affect the validity or enforceability of any Resolution Measure nor the effects thereof on the senior debt securities.

If any senior debt securities are called or being called for redemption by us, submitted or being submitted by you for repurchase by us pursuant to your option to require us to repurchase such senior debt securities, but our competent resolution authority has imposed a Resolution Measure with respect to the senior debt securities prior to the payment of the redemption or repurchase amount, the relevant redemption or repurchase notice, if any, will be automatically rescinded and will be of no force and effect, and no payment of the redemption or repurchase amount will be due and payable.

Upon the imposition of any Resolution Measure by our competent resolution authority, the trustee for the senior debt securities will not be required to take any further directions from holders of the senior debt securities under Section 5.09 of the senior indenture, which section authorizes holders of a majority in aggregate principal amount of the senior debt securities at the time outstanding to direct certain actions relating to the senior debt securities, and if any such direction was previously given under Section 5.09 of the senior indenture to the trustee by the holders, it will automatically cease to be effective, be null and void and have no further effect.

The senior indenture will impose no duties, obligations or liabilities upon the trustee for the senior debt securities, the paying agent, transfer agent, registrar, authenticating agent and the calculation agent (which we refer to as the “note agents” herein) whatsoever with respect to the imposition of any Resolution Measure by our competent resolution authority and the trustee and the note agents will be fully protected in acting or refraining from acting in accordance with a Resolution Measure. Notwithstanding the foregoing, if, following the completion of the imposition of a Resolution Measure by our competent resolution authority, the senior debt securities remain outstanding (for example, if the imposition of a Resolution Measure results in only a partial write-down of the principal of the senior debt securities), then the trustee’s and the paying agent’s duties under the senior indenture will remain applicable with respect to the senior debt securities following such completion to the extent that we, the trustee and the note agents agree pursuant to a supplemental indenture, unless we, the trustee and the note agents agree that a supplemental indenture is not necessary.

If our competent resolution authority imposes a Resolution Measure with respect to less than the total outstanding principal amount of senior debt securities, unless the trustee or the note agents are otherwise instructed by us or our competent resolution authority, any cancellation, write-off or conversion into equity made in respect of the senior debt securities pursuant to the Resolution Measure will be made on a substantially pro rata basis among the senior debt securities of any series.

Resolution Measures Applicable to the Warrants

Unless otherwise specified in the relevant pricing supplement, by acquiring any warrants issued on or after January 1, 2015, you will be bound by and will be deemed to consent to the imposition of any Resolution Measure by our competent resolution authority.

The terms and conditions of the warrants will continue to apply in relation to the residual notional amount of, or the amount due but unpaid in respect of, the warrants, subject to any modification of the amount payable, if any, to reflect the reduction of the notional amount or amount due but unpaid in respect of the warrants, and any further modification of the terms that our competent resolution authority may decide in accordance with applicable laws and regulations relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in Germany.

No payment of any amount (or delivery of any property, if applicable) in respect of the warrants (to the extent of the portion thereof affected by the imposition of a Resolution Measure) will become due and payable after the imposition of any Resolution Measure by our competent resolution authority, unless such payment or delivery would be permitted to be made by us under the laws and regulations of Germany then applicable to us.

By your acquisition of the warrants, you waive, to the fullest extent permitted by applicable law, any and all claims against the warrant agent for, agree not to initiate a suit against the warrant agent in respect of, and agree that the warrant agent will not be liable for, any action that the warrant agent takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by our competent resolution authority with respect to the warrants.

Upon the imposition of a Resolution Measure by our competent resolution authority with respect to the warrants, we will provide a written notice directly to the holders in accordance with the warrant agreement as soon as practicable regarding such imposition of a Resolution Measure by a competent resolution authority for purposes of notifying holders of such occurrence. We will also deliver a copy of such notice to the warrant agent for information purposes, and the warrant agent will be entitled to rely, and will not be liable for relying, on our competent resolution authority and the Resolution Measure identified in such notice. Any delay or failure by us to give notice will not affect the validity or enforceability of any Resolution Measure nor the effects thereof on the warrants.

If you have elected to exercise any warrants, but our competent resolution authority has imposed a Resolution Measure with respect to the warrants prior to the payment or delivery of the cash settlement amount or warrant property for the warrants, the exercise notice will be automatically rescinded and will be of no force and effect, and no payment or delivery of the cash settlement amount or warrant property for the warrants will be due and payable or deliverable.

The warrant agreement will impose no duties, obligations or liabilities upon the warrant agent whatsoever with respect to the imposition of any Resolution Measure by our competent resolution authority and the warrant agent will be fully protected in acting or refraining from acting in accordance with a Resolution Measure. Notwithstanding the foregoing, if, following the completion of the imposition of a Resolution Measure by our competent resolution authority, the warrants remain outstanding, then the warrant agent’s duties under the warrant agreement will remain applicable with respect to the warrants following such completion to the extent that we and the warrant agent agree pursuant to an amendment to the warrant agreement, unless we and the warrant agent agree that an amendment to the warrant agreement is not necessary.

If our competent resolution authority imposes a Resolution Measure with respect to less than the total outstanding notional amount of warrants, unless the warrant agent is otherwise instructed by us or our competent resolution authority, any cancellation, write-off or conversion into equity made in respect of the warrants pursuant to the Resolution Measure will be made on a substantially pro rata basis among the warrants of any series.

FORMS OF SECURITIES

Each capital security, debt security, warrant, purchase contract and unit will be represented either by:

•	one or more global securities representing the entire issuance of securities, or

•	a certificate issued in definitive form to a particular investor.

Certificated securities in definitive form and global securities both may be issued either (1) in registered form, where our obligation runs to the holder of the security named on the face of the security or (2) in bearer form, where our obligation runs to the bearer of the security, subject to the limitations explained below under “— Limitations on Issuance of Bearer Securities” or, in the case of capital securities, the limitation to be described in the prospectus supplement relating to such capital security.

Unless the applicable prospectus supplement specifies otherwise, our ordinary shares will be issued in the form of global registered shares represented by one or more global securities.

Unless the applicable prospectus supplement specifies otherwise, tradable subscription rights to subscribe for our ordinary shares will be issued as book-entry interests in global registered form.

Legal Ownership

Global Securities. Global securities will name a depositary or its nominee as the owner of the capital securities, debt securities, warrants, purchase contracts or units represented by these global securities (other than global bearer securities, which name the bearer as owner). Investors in global securities can own only beneficial interests in such securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below under “— Global Securities.”

Definitive Securities. Definitive securities will name you or your nominee as the owner of the security (other than definitive bearer securities, which will specify the bearer as owner). In order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

Our Obligations Are to Legal Owners Only. Our obligations, as well as the obligations of the trustees under any indenture, and the obligations, if any, of any warrant agents, purchase contract agents and unit agents and any other agents of ours, any agents of the trustees or any agents of any warrant agents, purchase contract agents or unit agents, run only to the persons or entities named as holders of the securities in the relevant security register, in the case of registered securities, or the persons or entities that are the bearers of those securities, in the case of bearer securities.

Neither we nor any trustee, warrant agent, purchase contract agent, unit agent, other agent of ours, agent of the trustee or agent of the warrant agents, purchase contract agents or unit agents has obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means.

Upon making a payment or giving a notice to the holder or bearer as required by the terms of that security, we will have no further responsibility for that payment or notice even if that holder or bearer is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners of beneficial interests in that security but does not do so. Similarly, if we want to obtain the approval or consent of the holders or bearers of any securities for any purpose, we would seek the approval only from the holders or bearers, and not the indirect owners, of the relevant securities. Whether and how the holders or bearers contact the indirect owners would be governed by the agreements between such holders and bearers and the indirect owners.

Global Securities

Registered Global Securities. We may issue ordinary shares, registered capital securities, debt securities, warrants, purchase contracts and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases (except with regard to ordinary shares), one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal, face amount or liquidation preference amount of the securities to be represented by registered global securities. In the case of ordinary shares, one or more registered global securities will be issued in the aggregate amount of the number of ordinary shares to be represented. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called “participants,” who have accounts with the depositary or persons who may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the Articles of Association, indenture, warrant agreement, purchase contract or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the Articles of Association, indenture, warrant agreement, purchase contract or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the Articles of Association, indenture, warrant agreement, purchase contract or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the Articles of Association, indenture, warrant agreement, purchase contract or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and premium (if any) and interest (if any) on, capital securities and debt securities, and any payments to holders with respect to ordinary shares, warrants, purchase contracts or units, represented by a registered global security registered in the name of a depositary or its nominee, will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Bank, the trustee, the warrant agents, the purchase contract agents, the unit agents or any other agent of the Bank, agent of the trustee or agent of the warrant agents, purchase contract agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of dividend, principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants, not us.

Discontinuance of Any Depositary. If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, we may at any time request the withdrawal from the depositary of any of the securities represented by one or more registered global securities. Upon receipt of such request, the depositary will issue a notice to its participants of our request, and will process any withdrawal requests submitted by those participants in accordance with its procedures. If participants request withdrawal following our request, we will issue securities in definitive form in exchange for that portion of the registered global security or securities representing the securities held by participants requesting such withdrawal. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee, warrant agent, purchase contract agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Bearer Global Securities. The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

Limitations on Issuance of Bearer Securities

In compliance with U.S. federal income tax laws and regulations, bearer securities, including bearer securities in global form, will not be offered, sold or delivered, directly or indirectly, in the United States or its possessions or to United States persons, as defined below, except as otherwise permitted by Notice 2012-20, implementing rules similar to former United States Treasury Regulations Section 1.163–5(c)(2)(i)(D). Any underwriters, selling agents or dealers participating in the offerings of bearer securities, directly or indirectly, must agree that:

•

they will not, in connection with the original issuance of any bearer securities or during the restricted period with respect to such securities (as defined in former United States Treasury Regulations Section 1.163–5(c)(2)(i)(D)), which we refer to as the “restricted period,” offer, sell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury regulations described above; and

•

they will not, at any time, offer, sell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury regulations described above.

In addition, any underwriters, selling agents or dealers must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer securities are aware of the above restrictions on the offering, sale or delivery of bearer securities.

Bearer securities, other than bearer securities that satisfy the requirements of Notice 2012-20, implementing rules similar to former United States Treasury Regulations Section 1.163–5(c)(2)(i)(D)(3)(iii) and any coupons or talons appertaining thereto, will not be delivered in definitive form, and no interest will be paid thereon, unless the Bank has received a signed certificate in writing, or an electronic certificate described in Notice 2012-20, implementing rules similar to former United States Treasury Regulations Section 1.163–5(c)(2)(i)(D)(3)(ii), stating that on the date of that certificate the bearer security:

•	is owned by a person that is not a United States person; or

•	is owned by a United States person that:

(1)

is a foreign branch of a United States financial institution, as defined in applicable United States Treasury Regulations, which we refer to as a “financial institution,” purchasing for its own account or for resale, or

(2)	is acquiring the bearer security through a foreign branch of a United States financial institution and who holds the bearer security through that financial institution through that date,

and in either case (1) or (2) above, each of those United States financial institutions agrees and certifies, on its own behalf or through its agent, that the Bank may be advised that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder; or

•

is owned by a United States or foreign financial institution for the purposes of resale during the restricted period and, in addition, if the owner of the bearer security is a United States or foreign financial institution described in this clause, whether or not also described in the first or second clause above, the financial institution certifies that it has not acquired the bearer security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

We will make payments on bearer securities only outside the United States and its possessions except as permitted by the above rules.

Bearer securities, other than temporary global securities, and any coupons issued with bearer securities will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in this legend provide that, with exceptions, a United States person will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain realized on the sale, exchange or redemption of that bearer security or coupon.

As used in this section, the term bearer securities includes bearer securities that are part of units. As used herein, “United States person” means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States, or any state of the United States or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. In addition, some trusts treated as United States persons before August 20, 1996 that elect to continue to be so treated to the extent provided in the Treasury regulations shall be considered United States persons.

Form of Securities Included in Units

The form of the warrant or purchase contract included in a unit will correspond to the form of the other components of the security.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may sell the securities being offered by this prospectus in four ways: (1) directly, including through one or more of our branches, (2) through selling agents, (3) through underwriters and/or (4) through dealers. Any of these selling agents, underwriters or dealers in the United States or outside the United States may include affiliates of the Bank.

In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may designate selling agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, and state any commissions or the possible range of commissions we are to pay to that agent in the applicable prospectus supplement. That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

If we use any underwriters to offer and sell these securities, we will enter into an underwriting agreement with those underwriters when we and they determine the offering price of the securities, and we will include the names of the underwriters and the terms of the transaction in the applicable prospectus supplement.

If we use a dealer to offer and sell these securities, we will sell the securities to the dealer, who will purchase the securities as principal, and we will name the dealer in the applicable prospectus supplement. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through a selling agent – in each case, less other expenses attributable to issuance and distribution.

In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these securities compared to the price available under the over-allotment option. The underwriters may also sell these securities or any other securities in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or slow a decline in the market price of these securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Selling agents, underwriters and dealers may be entitled under agreements with us to indemnification by us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Bank in the ordinary course of business.

If so indicated in the prospectus supplement, we will authorize selling agents, underwriters or dealers to solicit offers by some purchasers to purchase ordinary shares, tradable subscription rights to subscribe for ordinary shares, capital securities, debt securities, warrants, purchase contracts or units, as the case may be, from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions described in the prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers.

Conflicts of Interest. To the extent an offering of the securities will be distributed by Deutsche Bank Securities Inc. or any other U.S. broker-dealer affiliate of the Bank, each such offering of securities must be conducted in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc., or “FINRA,” regarding a FINRA member firm’s distribution of securities of affiliates and related conflicts of interest. No underwriter, selling agent or dealer utilized in the offering of securities that is an affiliate of the Bank will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Following the initial distribution of any of these securities, affiliates of the Bank may offer and sell these securities in the course of their businesses. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

EXPENSES OF THE ISSUE

The following is a statement of expenses, other than underwriting discounts and commissions, in connection with the distribution of the securities registered. All amounts shown are estimates.

Amount to be paid
Securities and Exchange Commission Registration Fee	*
Federal Taxes, State Taxes and Fees	N/A
Trustees’ and Transfer Agents’ Fees	$20,000
Legal Fees	$500,000
Accounting Fees	$50,000
Printing and Engraving Costs	$20,000

Total	$590,000

Financial Industry Regulatory Authority Filing Fee[1]	$225,500

Total	$815,500

(*)	Unknown because the filing is being deferred pursuant to Rule 456(b) and 457(r) under the Securities Act.

(1)	Applicable for securities not rated investment grade or not in the same series as investment grade rated securities.

LEGAL MATTERS

Certain legal matters with respect to German, United States and New York law relating to the validity of certain of the offered securities may be passed upon for the issuer of those securities by Cleary Gottlieb Steen & Hamilton LLP.

Certain legal matters with respect to United States and New York law relating to the validity of the senior debt securities and the warrants will be passed upon for the issuer of those securities by Davis Polk & Wardwell LLP.

Certain legal matters with respect to United States and New York law relating to the validity of the senior debt securities and the warrants will also be passed upon for the issuer of those securities by Sidley Austin LLP.

Certain legal matters with respect to United States and New York law relating to the validity of the capital securities will be passed upon for the underwriters of, or dealers or selling agents with respect to, those securities by Davis Polk & Wardwell London LLP.

Certain legal matters with respect to German law relating to the validity of certain of the offered securities will be passed upon for the issuer of those securities by Group Legal Services of Deutsche Bank Aktiengesellschaft. Certain legal matters with respect to the validity of certain of the offered securities for any underwriters, dealers or selling agents will be passed upon by the firms or persons identified in the applicable prospectus supplement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of Deutsche Bank Aktiengesellschaft and its subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of income, changes in equity, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2014, which were prepared in accordance with IFRS, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 appearing in our annual report on Form 20-F for the year ended December 31, 2014, are incorporated by reference herein in reliance upon the audit reports of KPMG AG Wirtschaftsprüfungsgesellschaft (which we refer to as “KPMG”), The Squaire, Am Flughafen, 60549 Frankfurt am Main, Germany, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Bank and some of our affiliates may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code with respect to many employee benefit plans and perhaps certain other types of arrangements, such as individual retirement accounts. Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if the securities are acquired by or with the assets of a pension or other plan with respect to which the Bank or any of its affiliates is a service provider, unless those securities are acquired pursuant to an exemption from the applicable prohibited transaction rules. The assets of a pension or other plan may include assets held in certain investment funds or in the general account of an insurance company that are deemed to be “plan assets” under ERISA and the Internal Revenue Code. In addition, other employee benefit plans and accounts (such as governmental plans or non-U.S. plans) not subject to ERISA or the Internal Revenue Code may nonetheless be subject to similar rules under other applicable laws or documents. Any pension or other plan, or any person investing the assets of a pension or other plan, proposing to invest in the securities should read the Benefit Plan Investor Considerations set forth in the relevant prospectus or pricing supplement(s) applicable to the securities being purchased and should consult with legal counsel prior to investing in the securities.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in an accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Deutsche Bank Aktiengesellschaft since the date hereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

Deutsche Bank

Aktiengesellschaft

Ordinary Shares

Tradable Subscription Rights to Subscribe for Ordinary Shares

Capital Securities

Debt Securities

Warrants

Purchase Contracts

Units

Prospectus

July 31, 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Deutsche Bank Aktiengesellschaft

Under German law, a corporation may indemnify its officers, and, under certain circumstances, German labor law requires a stock corporation to do so. However, a corporation may not, as a general matter, indemnify members of the Management Board or the Supervisory Board. A German stock corporation may, however, purchase directors’ and officers’ liability insurance. The insurance may be subject to any mandatory restrictions imposed by German law, including a deductible. In addition, German law permits a corporation to indemnify a member of the Management Board or the Supervisory Board for attorneys’ fees incurred if such member is the successful party in a suit in a country, like the United States, where winning parties are required to bear their own costs, if German law would have required the losing party to pay the member’s attorneys’ fees had the suit been brought in Germany and for attorneys’ fees incurred in connection with other proceedings.

Members of the Registrant’s Supervisory Board and Management Board and officers of the Registrant are covered by customary liability insurance, including insurance against liabilities under the Securities Act.

Exhibits

Reference is made to the Exhibit Index included herewith which is incorporated herein by reference.

Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in the post-effective amendment, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(9) In the event that tradable subscription rights to subscribe for ordinary shares are offered to existing shareholders and any rights not taken by shareholders are reoffered to the public, to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed subscription rights to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Germany, as of this 31st day of July 2015.

DEUTSCHE BANK AKTIENGESELLSCHAFT

By:	/s/ JOHN CRYAN
	Name:	John Cryan
	Title:	Co-Chairman of the Management Board

By:	/s/ JÜRGEN FITSCHEN
	Name:	Jürgen Fitschen
	Title:	Co-Chairman of the Management Board

By:	/s/ MARCUS SCHENCK
	Name:	Marcus Schenck
	Title:	Member of the Management Board and Chief Financial Officer

The Registrant and each person whose signature appears below constitutes and appoints each of Jonathan Blake, Joseph C. Kopec, Mathias Otto, Rainer Rauleder, Joseph Rice and Marco Zimmermann, any two such individuals acting together, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her, or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this registration statement on Form F-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, any two acting together, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, any two acting together, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of this 31st day of July 2015.

Signature	Title

/s/ JOHN CRYAN John Cryan	Co-Chairman of the Management Board and Co-Chief Executive Officer

/s/ JÜRGEN FITSCHEN Jürgen Fitschen	Co-Chairman of the Management Board and Co-Chief Executive Officer

/s/ MARCUS SCHENCK Marcus Schenck	Member of the Management Board and Chief Financial Officer

/s/ STEFAN KRAUSE Stefan Krause	Member of the Management Board

/s/ STEPHAN LEITHNER Dr. Stephan Leithner	Member of the Management Board

/s/ STUART LEWIS Stuart Lewis	Member of the Management Board

/s/ HENRY RITCHOTTE Henry Ritchotte	Member of the Management Board

/s/ CHRISTIAN SEWING Christian Sewing	Member of the Management Board

/s/ PETER BURRILL Peter Burrill	Managing Director (Group Controller)

/s/ PETER STURZINGER Peter Sturzinger	Authorized Representative in the United States

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EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Distribution Agreement relating to Ordinary Shares.(1)

1.2(a)	Distribution Agreement relating to Senior Debt Securities, between Deutsche Bank AG and Deutsche Bank Securities Inc. (Global Notes, Series A).

1.2(b)	Distribution Agreement relating to Senior Debt Securities, between Deutsche Bank AG and Deutsche Bank Trust Company Americas (Global Notes, Series A).

1.3(a)	Distribution Agreement relating to Warrants, between Deutsche Bank AG and Deutsche Bank Securities Inc.

1.3(b)	Distribution Agreement relating to Warrants, between Deutsche Bank AG and Deutsche Bank Trust Company Americas.

1.4(a)	Form of Distribution Agreement relating to Subordinated Debt Securities, between Deutsche Bank AG and Deutsche Bank Securities Inc. (Global Notes, Series C).(1)

1.4(b)	Form of Distribution Agreement relating to Subordinated Debt Securities, between Deutsche Bank AG and Deutsche Bank Trust Company Americas (Global Notes, Series C).(1)

1.5	Form of Distribution Agreement relating to Capital Securities.(1)

1.6	Form of Distribution Agreement relating to Rights.(1)

3.1	English Translation of Articles of Association of Deutsche Bank AG in conformity with the resolutions of the Annual General Meeting on May 21, 2015 included as Exhibit 99.1 to Deutsche Bank AG’s Current Report on Form 6-K filed with the SEC on July 31, 2015.

4.1	Senior Indenture, dated as of November 22, 2006, among Deutsche Bank AG, as Issuer, Law Debenture Trust Company of New York, as Trustee and Deutsche Bank Trust Company Americas, as Paying Agent, Issuing Agent, Authenticating Agent and Registrar, included as Exhibit 4.1 to Deutsche Bank AG’s registration statement on Form F-3 (No. 333-162195) filed with the SEC on September 29, 2009.

4.1(a)	First Supplemental Senior Indenture, dated as of March 7, 2014, among Deutsche Bank AG, as Issuer, Law Debenture Trust Company of New York, as Trustee and Deutsche Bank Trust Company Americas, as Paying Agent, Issuing Agent, Authenticating Agent and Registrar.

4.1(b)	Second Supplemental Senior Indenture, dated as of January 1, 2015, among Deutsche Bank AG, as Issuer, Law Debenture Trust Company of New York, as Trustee and Deutsche Bank Trust Company Americas, as Paying Agent, Issuing Agent, Authenticating Agent and Registrar, included as Exhibit 4.23 to Deutsche Bank AG’s Current Report on Form 6-K filed with the SEC on January 6, 2015.

4.1(c)	Authenticating Agent Agreement, dated as of May 1, 2014, among Deutsche Bank AG, as Issuer, Law Debenture Trust Company of New York, as Trustee and Deutsche Bank Trust Company Americas, as Paying Agent, Issuing Agent, Authenticating Agent and Registrar.

4.2	Subordinated Indenture, dated as of May 21, 2013, among Deutsche Bank AG, as Issuer, Wilmington Trust, National Association, as Trustee, and Deutsche Bank Trust Company Americas, as Paying Agent, Transfer Agent and Registrar and Authenticating Agent, included as Exhibit 4.2 to Deutsche Bank AG’s post-effective amendment no. 1 to its registration statement on Form F-3 (No. 333-184193) filed with the SEC on May 21, 2013.

4.2(a)	First Supplemental Subordinated Indenture, dated as of May 24, 2013, among Deutsche Bank AG, as Issuer, Wilmington Trust, National Association, as Trustee, and Deutsche Bank Trust Company Americas, as Paying Agent, Transfer Agent and Registrar and Authenticating Agent, included as Exhibit 4.17 to Deutsche Bank AG’s Current Report on Form 6-K filed with the SEC on May 24, 2013.

4.2(b)	Second Supplemental Subordinated Indenture, dated as of April 1, 2015, among Deutsche Bank AG, as Issuer, Wilmington Trust, National Association, as Trustee, and Deutsche Bank Trust Company Americas, as Paying Agent, Transfer Agent and Registrar and Authenticating Agent, included as Exhibit 4.28 to Deutsche Bank AG’s Current Report on Form 6-K filed with the SEC on April 1, 2015.

4.3	Capital Securities Indenture, dated as of November 6, 2014, among Deutsche Bank AG, as Issuer, The Bank of New York Mellon, as Trustee, and Deutsche Bank Trust Company Americas, as Paying Agent, Calculation Agent, Transfer Agent and Registrar and Authenticating Agent, included as Exhibit 4.20 to Deutsche Bank AG’s post-effective amendment no. 2 to its registration statement on Form F-3 (No. 333-184193) filed with the SEC on November 6, 2014.

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Exhibit Number	Description
4.3(a)	First Supplemental Capital Securities Indenture, dated as of November 21, 2014, among Deutsche Bank AG, as Issuer, The Bank of New York Mellon, as Trustee, and Deutsche Bank Trust Company Americas, as Paying Agent, Calculation Agent, Transfer Agent and Registrar and Authenticating Agent, included as Exhibit 4.21 to Deutsche Bank AG’s Current Report on Form 6-K filed with the SEC on November 21, 2014.

4.4(a)	Form of Senior Debt Security (Fixed Rate Registered Senior Note) of Deutsche Bank AG.

4.4(b)	Form of Senior Debt Security (Floating Rate Registered Senior Note) of Deutsche Bank AG.

4.5	Form of Subordinated Debt Security of Deutsche Bank AG.(1)

4.6	Form of Capital Security of Deutsche Bank AG.(1)

4.7	Form of Debt Warrant Agreement for Warrants sold attached to Debt Securities.(1)

4.8	Form of Debt Warrant Agreement for Warrants sold alone.(1)

4.9(a)	Warrant Agreement dated as of November 15, 2007, between Deutsche Bank AG, as Issuer, and Deutsche Bank Trust Company Americas, as Warrant Agent, included as Exhibit 99.3 to Deutsche Bank AG’s Current Report on Form 6-K filed with the SEC on November 16, 2007 and incorporated by reference as Exhibit 4.14 to Deutsche Bank AG’s registration statement on Form F-3 (No. 333-137902).

4.9(b)	First Amendment to Warrant Agreement, dated as of January 1, 2015, between Deutsche Bank AG, as Issuer, and Deutsche Bank Trust Company Americas, as Warrant Agent, including Exhibits I and II thereto, forms of Put Warrants and Call Warrants, respectively, included as Exhibit 4.25 to Deutsche Bank AG’s Current Report on Form 6-K filed with the SEC on January 6, 2015.

4.10	Form of Equity Warrant Agreement.(1)

4.11	Form of Unit Agreement.(1)

4.12	Form of Unit Certificate.(1)

4.13	Form of Put Warrant (included in Exhibit 4.9(b)).

4.14	Form of Call Warrant (included in Exhibit 4.9(b)).

4.15	Form of Purchase Contract (Issuer Sale).(1)

4.16	Form of Purchase Contract (Issuer Purchase).(1)

4.17	Form of Pre-Paid Purchase Contract.(1)

5.1(a)	Opinion of Cleary Gottlieb Steen & Hamilton LLP relating to Subordinated Debt Securities, Capital Securities and Warrants.

5.1(b)	Form of opinion of Cleary Gottlieb Steen & Hamilton LLP relating to Purchase Contracts and Units.

5.2	Opinion of Group Legal Services of Deutsche Bank AG.

5.3	Opinion of Davis Polk & Wardwell LLP relating to Senior Debt Securities and Warrants.

5.4	Opinion of Sidley Austin LLP relating to Senior Debt Securities and Warrants.

12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges of Deutsche Bank AG for the periods ended June 30, 2015 and December 31, 2014, 2013 and 2012 included as Exhibit 99.3 to Deutsche Bank AG’s Current Report on Form 6-K filed with the SEC on July 30, 2015 is hereby incorporated by reference.

12.2	Capitalization Table of Deutsche Bank AG as of June 30, 2015 included as Exhibit 99.2 to Deutsche Bank AG’s Current Report on Form 6-K filed with the SEC on July 30, 2015 is hereby incorporated by reference.

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).

23.2	Consent of Group Legal Services of the Registrant (included in Exhibit 5.2).

23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.3).

23.4	Tax Consent of Davis Polk & Wardwell LLP.

23.5	Consent of Sidley Austin LLP (included in Exhibit 5.4).

23.6	Tax Consent of Sidley Austin LLP.

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Exhibit Number	Description
23.7	Consent of KPMG AG Wirtschaftsprüfungsgesellschaft.

24.1	Powers of Attorney (included on the signature pages to this registration statement).

25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Law Debenture Trust Company of New York, as trustee under the Senior Indenture included in Exhibit 4.1.

25.2	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust, National Association, as trustee under the Subordinated Indenture included in Exhibit 4.2.

25.3	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the Capital Securities Indenture included in Exhibit 4.3.

(1)	To be filed by amendment or incorporated by reference. Deutsche Bank Aktiengesellschaft will furnish on a Form 6-K and incorporate by reference any related Form used in the future and not previously filed by means of an amendment or incorporated by reference.

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